The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration Nos. 333-275203, 333-275203-01, 333-275203-02 and 333-275203-03
Subject to completion, dated April 30, 2026
Preliminary Prospectus Supplement
(To Prospectus Dated February 13, 2026)
Equinix Canada Financing Ltd.
C$         % Senior Notes due 20
C$         % Senior Notes due 20
Unconditionally Guaranteed by Equinix, Inc.

Equinix Canada Financing Ltd. (the “Issuer”), an indirect, wholly-owned subsidiary of Equinix, Inc., is offering C$       aggregate principal amount of      % Senior Notes due 20   (the “20   notes”) and C$       aggregate principal amount of      % Senior Notes due 20  (the “20   notes” and, together with the 20   notes, the “notes”). Interest will accrue on each series of notes from May   , 2026. Interest will be payable semi-annually on            and           of each year, commencing          , 2026 for the 20   notes and on       and        of each year, commencing       , 2026 for the 20   notes. The initial interest payment will be C$       per C$1,000 of principal amount for the 20   notes and C$      per C$1,000 of principal amount for the 20   notes. The Issuer may redeem either series of notes in whole or in part at any time or from time to time at the applicable redemption price described under “Description of Notes — Optional Redemption,” which include accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date. In addition, in the event of certain developments affecting taxation, we may redeem each series of notes, in whole but not in part, at our option, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable redemption date. See the section titled “Description of Notes — Redemption upon a Tax Event.” Depending on when such notes are redeemed, a make-whole premium may or may not be payable in respect of any such redemptions.

The notes will be fully and unconditionally guaranteed on an unsecured basis by Equinix, Inc., a Delaware corporation.
The notes will be the Issuer’s unsecured senior obligations and will rank equal in right of payment to all of the Issuer’s existing and future unsecured and unsubordinated indebtedness and structurally subordinated to all of the liabilities of the Issuer’s subsidiaries, if any. In addition, Equinix, Inc.’s obligations under the guarantees will rank equally with all of its other unsecured and unsubordinated indebtedness and will be effectively subordinated to all of the existing and future secured indebtedness of Equinix, Inc. and structurally subordinated to all of the indebtedness and liabilities of other subsidiaries of Equinix, Inc. Upon a change of control triggering event, the Issuer will be required to make an offer to purchase each holder’s notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but not including, the date of purchase.
The notes will not be listed on any securities exchange or automated dealer quotation system. Currently there is no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement, as well as the risks described in “Risk Factors” in our most recent Quarterly Report on Form 10-Q, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
	Per 20 Note	Total	Per 20 Note	Total
Public offering price(1)	%	C$	%	C$
Underwriting discount	%	C$	%	C$
Proceeds, before expenses, to Equinix(1)	%	C$	%	C$

(1)
Plus accrued and unpaid interest, if any, from May  , 2026.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The Issuer expects to deliver the notes in book-entry form through the facilities of CDS Clearing and Depository Services Inc. (“CDS”) against payment in New York, New York on or about May   , 2026, which is the fifth Toronto and fifth New York business day following the date of this prospectus supplement (this settlement cycle is referred to as “T+5”). Purchasers of the notes should note that trading of the notes may be affected by the settlement date.
The notes will be sold in Canada on a private placement basis to “accredited investors” who, in certain circumstances, are also “permitted clients”, each as defined under applicable Canadian securities laws. See “Underwriting — Selling Restrictions — Canada.”

Joint Book-Running Managers
BofA Securities	RBC Capital Markets	Scotiabank	TD Securities
The date of this prospectus supplement is April   , 2026.

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the notes offered hereby, and also adds to and updates the information contained or incorporated by reference in the accompanying prospectus. The second part is the prospectus, which describes more general information regarding our securities, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, the information contained in this prospectus supplement shall control.
In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the Securities and Exchange Commission, or the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed with the SEC later.
We and the underwriters have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date appearing on the front cover of this prospectus supplement or the date of the accompanying prospectus or the applicable incorporated document, regardless of the time of delivery of such document. Our business, financial condition, results of operations and prospects may have changed since that date. It is important that you read and consider all of the information contained in or incorporated by reference into this prospectus supplement and the information contained in or incorporated by reference into the accompanying prospectus in making your investment decision.
We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You must comply with all applicable laws and regulations in force in any applicable jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the notes under the laws and regulations in force in the jurisdiction to which you are subject or in which you make your purchase, offer or sale, and neither we nor the underwriters will have any responsibility therefor. See “Underwriting.”
The Issuer reserves the right to withdraw this offering at any time. The Issuer and the underwriters also reserve the right to reject any offer to purchase, in whole or in part, for any reason, or to sell less than the amount of notes offered hereby.
Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Such transactions may include stabilization and the purchase of notes to cover short positions. For a description of these activities, see “Underwriting” in this prospectus supplement.
Equinix Canada Financing Ltd. is an indirect, wholly-owned finance subsidiary of Equinix, Inc. with its registered office at 130 Adelaide Street West, 7th Floor, Toronto, Ontario, M5H 2K4, Canada. Unless

otherwise indicated or unless the context requires otherwise, each reference in this prospectus supplement and the accompanying prospectus to:
•
“Equinix,” “us,” “we,” “our” and similar terms mean Equinix, Inc., a Delaware corporation, and its consolidated subsidiaries, including Equinix Canada Financing Ltd., unless otherwise specified or where it is clear from the context that the term only means Equinix, Inc. or Equinix Canada Financing Ltd.;

•
“the Issuer” or “Equinix Canada Finco” means Equinix Canada Financing Ltd., an Ontario corporation; and

•
“the Guarantor” means Equinix, Inc., a Delaware corporation.

References in this prospectus supplement and the accompanying prospectus to “$,” “U.S. dollars” and “USD” are to the lawful currency of the United States. References herein to “Canadian dollars,” “C$” and “CAD” are to the lawful currency of Canada. The financial information presented in this prospectus supplement has been prepared in accordance with accounting principles generally accepted in the United States.

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein are based upon current expectations that involve risks and uncertainties. Any statements contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. For example, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about the payment of a quarterly dividend to Equinix, Inc.’s common stockholders; the use of proceeds from this offering; and similar statements that are not historical facts.
Forward-looking statements involve numerous risks and uncertainties and depend on assumptions, data or methods that may be incorrect or imprecise. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include, but are not limited to, those discussed in the “Risk Factors” section of this prospectus supplement and under the heading “Risk Factors” in the documents incorporated by reference herein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. All forward-looking statements contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein are based on information available to us as of the date of such statements and we assume no obligation to update any such forward-looking statements.

SUMMARY
This summary highlights information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of our business and financial affairs, we encourage you to read this entire prospectus supplement, the accompanying prospectus, any related free writing prospectuses, and the sections titled “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” together with our consolidated financial statements and the related notes thereto in our most recent Annual Report on Form 10-K and our subsequent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision whether to invest in our notes.
Overview
Equinix shortens the path to boundless connectivity anywhere in the world. Its digital infrastructure, data center footprint and interconnected ecosystems empower innovations that enhance our work, life and planet. Equinix connects economies, countries, organizations and communities, delivering seamless digital experiences and cutting-edge AI — quickly, efficiently and everywhere.
Companies today require an agile, resilient infrastructure to thrive in a digital world driven by data. Equinix provides interconnection-rich solutions and strategic expertise that empower the world’s businesses to scale securely, operate seamlessly and innovate with confidence.
We enable our customers to access all the right places, partners and possibilities they need to accelerate their competitive advantage. With Equinix, organizations can develop robust hybrid multicloud infrastructures to scale with agility, speed the launch of digital services and deliver world-class experiences.
Equinix, Inc. operates as a real estate investment trust for federal income tax purposes (“REIT”).
Recent Developments
Quarterly Dividend
On April 29, 2026, we declared a quarterly cash dividend of $5.16 per share, which is payable on June 17, 2026 to our common stockholders of record as of the close of business on May 20, 2026.
Equinix Information
Our principal executive offices are located at One Lagoon Drive, Redwood City, CA 94065 and our telephone number is (650) 598-6000. Our website is located at www.equinix.com. Information contained on or accessible through our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes offered hereby, see “Description of Notes” in this prospectus supplement and the section titled “Description of Debt Securities” in the accompanying prospectus.
Issuer
Equinix Canada Financing Ltd., an Ontario corporation.
Guarantor
Equinix, Inc., a Delaware corporation.
Notes Offered
C$      aggregate principal amount of the 20  notes; and C$      aggregate principal amount of the 20  notes.
Maturity Date
          , 20   for the 20  notes and          , 20  for the 20  notes.
Interest
The 20  notes will bear interest from May   , 2026 at the rate of    % per annum and the 20  notes will bear interest from May   , 2026 at the rate of    % per annum.
Interest Payment Dates
          and          of each year, beginning on       , 2026 for the 20  notes and          and          of each year, beginning on       , 2026 for the 20  notes.
Day Count Convention
Actual/Actual (Canadian Compound Method). For a full semi-annual interest period, interest will be computed on the basis of a 360-day year of twelve 30-day months. For an interest period that is not a full semi-annual interest period, interest will be computed on the basis of a 365-day year and the actual number of days in such interest period.
Currency of Payment
All payments of interest and principal for the notes, including any payments made upon any redemption, will be made in Canadian dollars.
To the extent Canadian dollars are unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the applicable series of notes will be made in U.S. dollars until Canadian dollars are again available to us. See “Currency Conversion” in this prospectus supplement.
Ranking
The notes will be the Issuer’s general senior obligations. Your right to payment under these notes will be:
•
effectively subordinated to any of the Issuer’s future secured indebtedness;

•
structurally subordinated to any future indebtedness and other liabilities (including trade payables) of any of the Issuer’s subsidiaries, if any;

•
equal in right of payment to any of the Issuer’s existing and future senior indebtedness; and

•
senior in right of payment to any of the Issuer’s future subordinated indebtedness.

As of March 31, 2026, the Issuer had no subsidiaries and $494 million of outstanding indebtedness (excluding trade payables and intercompany items and liabilities of a type not required to be reflected on the balance sheet of Equinix, Inc.’s subsidiaries in accordance with U.S. generally accepted accounting principles, or GAAP).
Guarantee
The notes will be fully and unconditionally guaranteed on an unsecured basis by Equinix, Inc. Equinix, Inc.’s obligations under the guarantees will be:
•
effectively subordinated to all of Equinix, Inc.’s existing and future secured indebtedness;

•
structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of other subsidiaries of Equinix, Inc.;

•
equal in right of payment to all of Equinix, Inc.’s existing and future senior indebtedness; and

•
senior in right of payment to any of Equinix, Inc.’s existing and future subordinated indebtedness.

As of March 31, 2026, without giving effect to this offering:
•
Equinix, Inc. had total consolidated indebtedness of approximately $21.9 billion, approximately $17 million of which represented secured indebtedness, which excludes approximately $2.3 billion of finance lease liabilities;

•
if Equinix, Inc. borrowed all of the approximately $4.0 billion available under its revolving credit facility, $4.0 billion of such borrowings would have been unsecured indebtedness; and

•
the subsidiaries of Equinix, Inc. (other than the Issuer) had approximately $11.1 billion of indebtedness (excluding trade payables and intercompany items and liabilities of a type not required to be reflected on the balance sheet of Equinix, Inc.’s subsidiaries in accordance with GAAP), which includes $2.1 billion of finance lease liabilities, all of which is structurally senior to the guarantees.

Change of Control Triggering
Event
Upon the occurrence of a Change of Control Triggering Event (as defined in “Description of Notes”), unless the Issuer or a third party has previously or concurrently delivered a redemption notice in respect to all outstanding notes of an applicable series, the Issuer will be required to offer to repurchase the notes of an applicable series at a price equal to 101% of the then outstanding principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. See “Description of Notes — Change of Control Triggering Event.”
Optional Redemption
Prior to the applicable Par Call Date (as defined below), the Issuer may redeem notes of either series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the aggregate principal amount of the notes to be redeemed and (ii) the Canada Yield Price (as defined in “Description of Notes — Optional Redemption”), plus, in either case, accrued and unpaid interest thereon, if any, to but excluding, the redemption date.
On or after the applicable Par Call Date, the Issuer may redeem notes of either series, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon, if any, to but excluding, the redemption date.
“Par Call Date” means, with respect to the 20   notes,            , 20   (the date that is      month(s) prior to the maturity date of the 20  notes), and with respect to the 20   notes,           , 20   (the date that is        month(s) prior to the maturity date of the 20   Notes). See “Description of Notes — Optional Redemption.”
Redemption upon a Tax Event
The Issuer may redeem any of the notes, in whole but not in part, at its option, at any time upon giving not less than 10 nor more than 60 days’ prior notice to the holders and the Trustee and any other appointed agent at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption (“Tax Event Redemption Date”) and all Additional Amounts (as defined in “Description of Notes”) (if any) then due and which will become due on the Tax Event Redemption Date as a result of the redemption or otherwise, subject to the conditions discussed under “Description of Notes — Redemption upon a Tax Event” with respect to such notes.
Future Issuances
The Issuer may create and issue Additional Notes (as defined in “Description of Notes — Principal, Maturity and Interest”) with identical terms (except that such additional notes will have different issuance dates and may have different issuance prices and a different amount of interest payable on the first interest payment date) as one or more series of notes so that such Additional Notes shall be consolidated and form a single series with the notes of the corresponding series offered hereby; provided that if such Additional Notes are not fungible with the notes offered hereby for U.S. and Canadian federal income tax purposes, such Additional Notes shall have one or more separate CUSIP numbers. See “Description of Notes — Principal, Maturity and Interest” in this prospectus supplement.
Use of Proceeds
We estimate that the net proceeds from the sale of the notes offered hereby, after deducting the underwriting discounts and estimated offering expenses payable by us, will be approximately C$      . We intend to use the net proceeds from this offering to fund the acquisition of additional properties or businesses, fund development opportunities, and to provide for working capital and other general corporate purposes, including but not limited to refinancing upcoming maturities and for repayment of existing borrowings.
Listing
The notes will not be listed on any securities exchange or automated dealer quotation system.

Governing Law
The notes and the indentures pursuant to which we will issue the notes will be governed by the laws of the State of New York.
Trustee
U.S. Bank Trust Company, National Association.
Paying Agent, Registrar and Transfer Agent and Authenticating Agent
Computershare Trust Company of Canada.
No Prior Market
Each series of notes will be a new issue of securities for which there is no existing market. Although the underwriters have informed us that they currently intend to make a market in the notes, they are not obligated to do so, and they may discontinue market-making activities at any time without notice. We cannot assure you that an active or liquid market for the notes will develop or be maintained.
Book-Entry
The notes will be issued in the form of one or more fully registered, book-entry global notes deposited with, or on behalf of CDS and registered in the name of CDS & Co., as nominee for CDS. Registration of interests in and transfers of the notes will be made only through the book-entry only system of CDS, and, except as described in “Description of Notes — Form, Denomination and Book-Entry”, beneficial owners of the notes will only receive a customer confirmation of purchase from the underwriter or the registered dealer from which the notes are purchased.
Investors may hold their notes outside Canada through Clearstream or Euroclear if they are participants in these systems or indirectly through organizations which are participants in these systems. For a description of certain factors relating to clearance and settlement, see “Description of Notes — Book-Entry Only Issuance.”
Risk Factors
Investing in the notes involves risk. See “Risk Factors” in this prospectus supplement and “Risk Factors” in our most recent Quarterly Report on Form 10-Q and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in any of the notes offered hereby.

Summary Consolidated Financial Data
The following tables summarize our consolidated financial data for the periods presented. You should read this summary consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto in our most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The condensed consolidated statements of operations data and condensed consolidated statements of cash flow data for the years ended December 31, 2023, 2024 and 2025 were derived from our audited consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. The condensed consolidated statement of operations data and condensed consolidated statement of cash flows data for the three months ended March 31, 2025 and 2026 and the condensed consolidated balance sheet data as of March 31, 2026 were derived from our unaudited interim condensed consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. Our historical results are not necessarily indicative of the results to be expected in the future.
	Years Ended December 31,			Three Months Ended March 31,
	2023	2024	2025	2025	2026
	(in millions)
Condensed Consolidated Statements of Operations Data:
Revenues	$8,188	$8,748	$9,217	$2,225	$2,444
Costs and operating expenses:
Cost of revenues	4,228	4,467	4,508	1,084	1,186
Sales and marketing	855	891	903	229	241
General and administrative	1,654	1,766	1,840	438	444
Restructuring and other exit charges	—	31	33	10	6
Transaction costs	13	50	18	6	8
Impairment charges	—	233	68	—	2
(Gain) loss on asset sales	(5)	(18)	(1)	—	(20)
Total costs and operating expenses	6,745	7,420	7,369	1,767	1,867
Income from operations	1,443	1,328	1,848	458	577
Interest income	94	137	193	47	41
Interest expense	(402)	(457)	(527)	(122)	(148)
Other income (expense)	(11)	(17)	(7)	9	1
Gain (loss) on debt extinguishment	—	(16)	1	—	—
Income before income taxes	1,124	975	1,508	392	471
Income tax expense	(155)	(161)	(160)	(49)	(56)
Net income	969	814	1,348	343	415
Net (income) loss attributable to non-controlling interests	—	1	2	—	—
Net income attributable to common stockholders	$969	$815	$1,350	$343	$415
Condensed Consolidated Statements of Cash Flows Data:
Net cash provided by operating activities	$3,217	$3,249	$3,911	$809	$717
Net cash used in investing activities	(3,224)	(3,937)	(6,484)	(964)	(1,459)
Net cash provided by financing activities	211	1,723	1,272	15	349
Other Financial Data (non-GAAP)(1):
Adjusted EBITDA	3,702	4,097	4,530	1,067	1,245

As of March 31, 2026
(in millions)
Condensed Consolidated Balance Sheet Data:
Cash and cash equivalents	$1,362
Short-term investments	1,692
Accounts receivable, net of allowance of $13	1,108
Property, plant and equipment, net	24,169
Total assets	40,898
Current portion of operating lease liabilities	161
Current portion of finance lease liabilities	173
Current portion of mortgage and loans payable	16
Current portion of senior notes	1,876
Operating lease liabilities, less current portion	1,256
Finance lease liabilities, less current portion	2,126
Mortgage and loans payable, less current portion	13
Senior notes, less current portion	17,715
Total debt(2)	21,919
Total liabilities	26,578
Total common stockholders’ equity	14,298

(1)
Adjusted EBITDA is a non-GAAP financial measure. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus supplement.

(2)
Total debt includes senior notes, mortgage and loans payable (in each case, net of unamortized debt discounts and debt issuance costs) and finance lease liabilities.

We have presented Adjusted EBITDA, which is a non-GAAP financial measure, to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. We believe that the inclusion of Adjusted EBITDA provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and ability to perform in subsequent periods, although it is not a substitute for our financial statements prepared in accordance with GAAP which we urge you to consider. Investors should note that Adjusted EBITDA used by us may not be calculated in the same manner as similarly titled financial measures of other companies. Investors should therefore exercise caution when comparing Adjusted EBITDA used by us to similarly titled financial measures of other companies.

We define Adjusted EBITDA as net income excluding income tax expense, interest income, interest expense, other income or expense, gain or loss on debt extinguishment, depreciation, amortization, accretion, stock-based compensation expense, restructuring and other exit charges, impairment charges, transaction costs and gain or loss on asset sales. The following table presents a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for each of the periods indicated:
	Years Ended December 31,			Three Months Ended March 31,
	2023	2024	2025	2025	2026
	(In millions)
Net income	$969	$814	$1,348	$343	$415
Income tax expense	155	161	160	49	56
Interest income	(94)	(137)	(193)	(47)	(41)
Interest expense	402	457	527	122	148
Other (income) expense	11	17	7	(9)	(1)
(Gain) loss on debt extinguishment	—	16	(1)	—	—
Depreciation, amortization, and accretion expense	1,844	2,011	2,066	480	544
Stock-based compensation expense	407	462	498	113	128
Restructuring and other exit charges	—	31	33	10	6
Impairment charges	—	233	68	—	2
Transaction costs	13	50	18	6	8
(Gain) loss on asset sales	(5)	(18)	(1)	—	(20)
Adjusted EBITDA	$3,702	$4,097	$4,530	$1,067	$1,245

RISK FACTORS
An investment in the notes involves certain risks. You should carefully consider the risk factors described under “Risk Factors” in our most recent Quarterly Report on Form 10-Q, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of the notes could decline due to any of these risks or other factors, and you may lose all or part of your investment.
Additional Risks Related to the Notes
Equinix Canada Financing Ltd. is a finance subsidiary with no operations other than financing activities and will depend on Equinix, Inc. and its subsidiaries for funds to meet its obligations under the notes.
Equinix Canada Financing Ltd. is an indirect, wholly-owned finance subsidiary of Equinix, Inc. The Issuer conducts no independent operations and has no operating assets other than as related to the issuance, administration, repayment and hedging of any debt securities that the Issuer has issued and may issue in the future and that will be fully and unconditionally guaranteed by Equinix, Inc. As such, the Issuer’s sole activity is to borrow funds and lend those funds to Equinix, Inc. and its other subsidiaries, which loans will be reflected as intercompany receivables. The Issuer’s ability to pay interest and repay principal in respect of its indebtedness, including the notes, depends upon the receipt of payments from Equinix, Inc. and its other subsidiaries. Therefore, investors should primarily consider the financial condition and liquidity of Equinix, Inc. and its other subsidiaries rather than that of the Issuer.
Equinix, Inc. depends in large part on the cash flow from its subsidiaries and if Equinix, Inc. does not receive sufficient funds from its other subsidiaries, it may not be able to make payments to the Issuer or to meet its obligations under the guarantees of the notes.
Equinix, Inc.’s subsidiaries are separate and distinct legal entities with no obligation to pay any amounts due pursuant to the notes or to provide the Issuer with funds for the Issuer’s payment obligations. Substantially all of our operations are conducted through our subsidiaries and we derive substantially all our revenues from our subsidiaries, and substantially all of our operating assets are owned by our subsidiaries. As a result, Equinix, Inc.’s cash flow and ability to service its indebtedness, including the intercompany payables to Equinix Canada Financing Ltd. or any obligations under the guarantees of the notes, depends in large part on the earnings of our subsidiaries and on the distribution of earnings, loans or other payments to Equinix, Inc. by its subsidiaries. Payments to Equinix, Inc. by its subsidiaries also will be contingent upon their earnings and their business considerations. In addition, the ability of Equinix, Inc.’s subsidiaries to make any dividend, distribution, loan or other payment to Equinix, Inc. could be subject to statutory or contractual restrictions. Because Equinix, Inc. depends in large part on the cash flow of its subsidiaries to meet its obligations, these types of restrictions may impair Equinix, Inc.’s ability to make payments to the Issuer who may be unable to make scheduled interest and principal payments on the notes and may also impair Equinix, Inc.’s ability to meet its obligations under the guarantees of the notes. Equinix, Inc.’s subsidiaries held approximately 90% of our consolidated assets as of March 31, 2026.
Neither the notes nor the guarantees are secured and will be effectively subordinated to any of the Issuer’s or Equinix, Inc.’s existing or future secured indebtedness.
The notes will be the Issuer’s general unsecured senior obligations, ranking equal in right of payment with the Issuer’s existing and any future unsubordinated indebtedness. In addition, Equinix, Inc.’s obligations under the guarantees will rank equally with all of its other unsecured and unsubordinated indebtedness. Because neither the notes nor the guarantees are secured, they will be effectively junior to any of the Issuer’s or Equinix, Inc.’s existing or future secured indebtedness to the extent of the value of the assets securing such debt, respectively. As of March 31, 2026, without giving effect to this offering, we had total consolidated indebtedness of approximately $21.9 billion, approximately $17 million of which represented secured indebtedness, which excludes approximately $2.3 billion of finance lease liabilities.

In addition, the indenture and supplemental indentures governing the notes will permit the Issuer, Equinix, Inc. and their subsidiaries to incur significant amounts of additional indebtedness, including secured indebtedness. In the event that we are declared bankrupt, become insolvent or liquidate or reorganize, our assets that serve as collateral under any such secured indebtedness would be made available to satisfy the obligations under the secured indebtedness before those assets may be used to satisfy our obligations with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.
The guarantees and the ability of Equinix, Inc. to make payments on the intercompany payables to the Issuer are effectively subordinated to all of the liabilities of other subsidiaries of Equinix, Inc.
The guarantees and the ability of Equinix, Inc. to make payments on the intercompany payables to the Issuer will be structurally subordinated to all of the liabilities of other subsidiaries of Equinix, Inc., which may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. In the event of a bankruptcy, liquidation or reorganization of any of Equinix, Inc.’s subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets of the subsidiaries are made available for distribution to Equinix, Inc. As of March 31, 2026, without giving effect to this offering, Equinix, Inc.’s subsidiaries (other than the Issuer) had $11.1 billion of indebtedness (excluding trade payables and intercompany items and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP), which includes $2.1 billion of finance lease liabilities, all of which is structurally senior to the guarantees.
The guarantees of the notes by Equinix, Inc. could be voided.
Equinix, Inc.’s obligations under its guarantees of the notes may be subject to review under state or federal fraudulent transfer laws in the event of Equinix, Inc.’s bankruptcy or other financial difficulty. Under those laws, in a lawsuit by an unpaid creditor or representative of creditors of Equinix, Inc., such as a trustee in bankruptcy, if a court were to find that, when Equinix, Inc. entered into the guarantees, it received less than fair consideration or reasonably equivalent value for the guarantees and either:
•
was insolvent;

•
was rendered insolvent;

•
was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital;

•
intended to incur or believed that it would incur debts beyond its ability to pay as the debts matured; or

•
entered into the guarantees with actual intent to hinder, delay or defraud its creditors,

then the court could void the guarantees and Equinix, Inc.’s obligations under the guarantees and direct the return of any amounts paid under the guarantees to Equinix, Inc. or to a fund for the benefit of its creditors. Furthermore, to the extent that Equinix, Inc.’s obligations under the guarantees of the notes exceed the actual benefit that it receives from the issuance of the notes, Equinix, Inc. may be deemed not to have received fair consideration or reasonably equivalent value from the guarantees. As a result, the guarantees and Equinix, Inc.’s obligations under the guarantees may be void. The measure of insolvency for purposes of the factors above will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

Our debt agreements allow us and our subsidiaries to incur significantly more debt, which could exacerbate the other risks described herein, as well as the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
The terms of our debt instruments, including the indenture and supplemental indentures governing the notes offered hereby and the agreement governing Equinix, Inc.’s revolving credit facility, permit the Issuer, Equinix, Inc. and their subsidiaries to incur additional indebtedness. Additional debt may be necessary for many reasons, including to adequately respond to competition, to comply with regulatory requirements related to our service obligations or for financial reasons alone. Incremental borrowings or borrowings at maturity on terms that impose additional financial risks to our various efforts to improve our operating results and financial condition could exacerbate the other risks described herein, as well as the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
As of March 31, 2026, Equinix, Inc. had approximately $4.0 billion of additional liquidity available to it from its $4.0 billion revolving credit facility, subject to its compliance with the financial covenants and other conditions precedent set forth in the credit agreement relating to such facility.
Equinix, Inc.’s revolving credit facility and other existing debt instruments have restrictive covenants that could limit its financial flexibility.
The indentures relating to certain of Equinix, Inc.’s existing senior notes and the agreement governing Equinix, Inc.’s revolving credit facility contain financial and other restrictive covenants that limit its ability to engage in activities that may be in its long-term best interests.
Equinix, Inc.’s ability to borrow under Equinix, Inc.’s revolving credit facility is subject to compliance with certain financial covenants, including leverage coverage ratios. Equinix, Inc.’s revolving credit facility and term loan facility include other restrictions that, among other things: limit its ability to incur indebtedness; grant liens; engage in mergers, consolidations and liquidations; make asset dispositions, restricted payments and investments; enter into transactions with affiliates; and amend, modify or prepay certain indebtedness. In addition, the indentures related to certain of Equinix, Inc.’s existing senior notes contain certain covenants that limit its ability and the ability of its subsidiaries to, among other things,
•
incur liens

•
enter into sale-leaseback transactions; and

•
merge or consolidate with any other person.

Our failure to comply with these covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our debts. We do not have sufficient working capital to satisfy our debt obligations in the event of an acceleration of all or a significant portion of our outstanding indebtedness.
The limited covenants in the indenture and the supplemental indentures governing the notes offered hereby and the terms of the notes will not provide protection against some types of corporate events and may not protect your investment.
The indenture and supplemental indentures governing the notes offered hereby will not:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, will not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•
restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore would be structurally senior to the notes and the guarantees;

•
limit the Issuer or Equinix, Inc.’s ability to incur unsecured indebtedness that is equal in right of payment to the notes and the guarantees;

•
restrict the Issuer or Equinix, Inc.’s ability to repurchase or prepay its securities;

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restrict the Issuer’s ability to make investments or to repurchase or pay dividends or other distributions or make other payments in respect of limited liability company interest in the Issuer or other securities ranking junior to the notes;

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restrict Equinix, Inc.’s ability to make investments or to repurchase or pay dividends or other distributions or make other payments in respect of our common stock or other securities ranking junior to the guarantees; or

•
restrict the Issuer or Equinix, Inc.’s ability to enter into highly leveraged transactions.

In addition, the limitation on liens and limitation on sale and leaseback transactions covenants contained therein with respect to property held by Equinix, Inc. or its restricted subsidiaries contain exceptions that will allow us to create, grant or incur liens or security interests, and to enter into sale and leaseback transactions, in a number of circumstances.
As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the supplemental indentures governing the notes offered hereby and the notes will not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events, such as certain acquisitions, refinancings or recapitalizations that could substantially and adversely affect our capital structure and the value of the notes. For these reasons, you should not consider the covenants in the indenture or the supplemental indentures as a significant factor in evaluating whether to invest in the notes.
We may not be able to repurchase the notes upon a Change of Control Triggering Event.
Upon the occurrence of a Change of Control Triggering Event (as defined in “Description of Notes — Change of Control Triggering Event”), the Issuer will be required to make an offer to purchase each holder’s notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of repurchase. See “Description of Notes — Change of Control Triggering Event.”
If a Change of Control Triggering Event occurs, the Issuer may not have sufficient financial resources available to satisfy its obligations to repurchase the notes. The Issuer’s failure to repurchase the notes as required under the supplemental indentures governing the notes would result in a default under the indenture, which could result in defaults under Equinix, Inc.’s and its subsidiaries’ other debt agreements and have material adverse consequences for us and the holders of the notes.
Moreover, if holders of the notes elect to have their notes repurchased by the Issuer (or if holders of the Issuer’s other existing and future debt securities, such as the Issuer’s existing senior notes that have a right to require the Issuer to repurchase their securities upon such a Change of Control Triggering Event, elect to have their debt securities repurchased by the Issuer), it could cause a default under the Issuer’s existing or future debt, even if the Change of Control Triggering Event itself does not result in a default under existing or future debt, due to the financial effect of such repurchase on the Issuer.
The provisions in the indenture and the supplemental indentures governing the notes relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.
While the indenture, supplemental indentures and the notes offered hereby contain terms intended to provide protections to holders upon the occurrence of certain events involving significant corporate transactions or our creditworthiness, these terms are limited and may not be sufficient to protect your investment in the notes. The provisions in the indenture and the supplemental indentures governing the notes offered hereby relating to change of control transactions will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of change of control triggering event in the supplemental indentures governing the notes offered hereby to trigger these provisions, including the requirement that the transactions be accompanied or followed within 60 days by a downgrade in the rating of the notes below certain levels by at least two ratings agencies. Except as described under “Description of Notes — Change of Control Triggering Event”, the

indenture and the supplemental indentures governing the notes will not contain provisions that permit the holders of the notes to require the Issuer to repurchase the notes in the event of a takeover, recapitalization or similar transaction. Further, the definition of change of control, which is a condition precedent to a change of control triggering event, includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of the Guarantor’s assets. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require the Issuer to repurchase your notes as a result of a sale, transfer, conveyance or other disposition of less than all of the Guarantor’s assets to another individual, group or entity may be uncertain.
An active trading market for the notes may not develop or be maintained; many factors affect the trading market and value of the notes.
Each series of notes is a new issue of securities with no trading history or established trading market. We will not apply to have the notes listed on any exchange or automated dealer quotation system and we cannot assure you that a trading market for the notes will ever develop or, if a trading market develops, that it will be maintained or provide adequate liquidity, that holders will be able to sell any of the notes at a particular time (if at all) or that the prices holders receive if or when they sell the notes will be above their initial offering prices. The underwriters for this offering have advised us that they intend to make a market in the notes after completion of the offering. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice, in their sole discretion. Therefore, no assurance can be given as to the liquidity of, or trading market for, the notes. The lack of a trading market could adversely affect investors’ ability to sell the notes and the price at which investors may be able to sell the notes. The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the number of holders of the notes, our operating results, financial performance and prospects, prevailing interest rates, prevailing foreign currency exchange rates, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. In particular, if interest rates increase, the market value of the notes would generally decrease.
The market valuation of the notes may be exposed to substantial volatility.
A real or perceived economic downturn or higher interest rates could cause a decline in the value of the notes, and of debt securities generally, and thereby negatively impact the market for debt securities, and more specifically, the notes. Because the notes may be thinly traded, it may be more difficult to sell and accurately value the notes. In addition, the entire bond market can experience sudden and sharp price swings, which can be exacerbated by large or sustained sales by major investors in the notes, a high-profile default by another issuer, or simply a change in the market’s psychology regarding debt securities generally. This risk is exacerbated by general market volatility, which has been characteristic of global financial markets in recent periods, and ongoing macroeconomic uncertainty.
Our credit ratings may not reflect all of the risks of an investment in the notes.
The credit ratings on the notes may not reflect the potential impact of all of the risks related to structure and other factors on the value of the notes. In addition, actual or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the assigning rating agency. Each rating agency may have different criteria for evaluating credit risk, and therefore ratings should be evaluated independently for each rating agency.
Redemption may adversely affect your return on the notes.
The Issuer has the right to redeem some or all of the notes of any series prior to maturity. The Issuer may redeem the notes of any series at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes of an applicable series.

Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to Canadian dollars.
Investors will have to pay for the notes in Canadian dollars. None of the Issuer, the Guarantor, the underwriters or the paying agent will be obligated to assist the investors purchasing the notes in the offering in obtaining Canadian dollars or in converting other currencies into Canadian dollars to facilitate the payment of the purchase price for the notes. All payments of principal, interest and premium, if any, including payments made upon any redemption pursuant to the terms of the notes, will be made in Canadian dollars except in limited circumstances. See “Currency Conversion” in this prospectus supplement. An investment in the notes that are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the purchaser is resident or the currency in which the purchaser conducts its business or activities (the home currency), entails significant risks not associated with a similar investment in a security denominated in the home currency. These include the possibility of:
•
significant changes in rates of exchange between the home currency and Canadian dollars;

•
the imposition or modification of foreign exchange controls with respect to Canadian dollars or the home currency; and

•
tax consequences for you as a result of any foreign currency exchange gains resulting from an investment in the notes.

We have no control over a number of factors affecting the notes and foreign currency exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, tariffs, the aggregate amount of a national government’s outstanding debt, and the extent of governmental surpluses or deficits in various countries. In addition, increases in prevailing interest rates could have an adverse effect on the trading prices of the notes. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, current global economic conditions and the actions taken or to be taken by various national governments in response to such conditions could significantly affect the exchange rates between the home currency and Canadian dollars.
In recent years, rates of exchange for certain currencies, including Canadian dollars, have been highly volatile, and each holder should be aware that such volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the Canadian dollar against the home currency could result in a decrease in the effective yield of the notes below the applicable coupon rate and, in certain circumstances, could result in a loss to you on a home currency basis. Appreciation of the Canadian dollar in relation to the home currency could have the opposite effect.
Canada may, in the future, impose exchange controls and/or modify any exchange controls imposed, which controls could affect exchange rates as well as the availability of Canadian dollars at the time of payment of principal of, interest on, or any redemption payment or Additional Amounts with respect to, the notes.
Depreciation of the Canadian dollar against the U.S. dollar could cause a decrease in the effective yield of the notes below their stated coupon rates and could result in a loss to U.S. investors on a U.S. dollar basis. Investing in the notes by U.S. investors may have significant tax consequences with respect to exchange gain or loss. See “Material U.S. Federal Income Tax Considerations.”
The notes will be governed by the laws of the State of New York. U.S. federal or state courts rendering a judgment on the notes may be unable to enter judgment in any currency except in U.S. dollars. Accordingly, in a lawsuit for payment on the notes, investors may bear currency exchange risk, which could be material.

This description of foreign currency risks does not describe all of the risks of an investment in securities denominated in a currency other than the home currency. You should consult your own financial, tax and legal advisors as to the risks involved in an investment in the notes.
On April 29, 2026, the daily average CAD/USD rate of exchange was C$1/U.S.$0.7309 as published by the Bank of Canada.
Any information provided in this prospectus supplement concerning exchange rates is provided as a matter of information only and you should not regard it as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.
Holders of the notes will receive payments solely in Canadian dollars, except under the limited circumstances provided herein.
All payments of interest, premium, if any, and the principal of the notes, any redemption price for the notes, and Additional Amounts with respect to, the notes will be made in Canadian dollars, except under the circumstances described under “Currency Conversion” in this prospectus supplement. We, the underwriters, the trustee and the paying agent with respect to the notes will not be obligated to convert, or to assist any registered owner or beneficial owner of notes in converting, payments of interest, principal, premium, any redemption price or any Additional Amounts payable with respect to the notes in Canadian dollars into U.S. dollars or any other currency.
If, as permitted by the notes, we make payments in U.S. dollars, you will be exposed to significant risks if your home currency is not U.S. dollars.
If Canadian dollars are unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until Canadian dollars are again available to us. In such circumstances, the amount payable on any date in Canadian dollars will be converted into U.S. dollars by us at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day (as defined in “Description of Notes — Certain Definitions” in this prospectus supplement) prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/Canadian dollar exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined by us in our sole discretion on the basis of the most recently available market exchange rate for Canadian dollars. See “Description of Notes — Issuance in Canadian Dollars and Payment on the Notes.” If your home currency is not U.S. dollars, any such payment will expose you to the risks described above under “— Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to Canadian dollars.” Any payment in respect of the applicable series of notes so made in U.S. dollars will not constitute an event of default under such series of notes or the indenture or supplemental indenture governing such series of notes.
There can be no assurance that the exchange rate determined as set forth above will be as favorable to holders of notes as the exchange rate that might otherwise be determined by applicable law or the exchange rate that might have been used had that rate been determined as of a specific date or with reference to a specific publication or other source of exchange rate data. This exchange rate determination, or market perceptions concerning this and related issues, could adversely affect the value of the notes. The potential developments regarding the availability of Canadian dollars and the possible conversion of amounts payable into U.S. dollars, or market perceptions concerning these and related issues, could adversely affect the value of the notes. Investors will be subject to foreign exchange risks as to payment of principal and interest that may have important economic and tax consequences for them.
Judgments in a foreign currency could result in a substantial loss to you.
The indenture and supplemental indentures governing the notes and the notes will be governed by, and construed in accordance with, the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than U.S. dollars. It is not clear, however, whether in granting any judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered, the date when the obligation is actually paid (as several states of the United States have adopted the Uniform Foreign Money Claims Act, which endorses the “payment date” rule) or some other date.
Under the New York judiciary law, an action based upon an obligation denominated in Canadian dollars will be rendered in Canadian dollars. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. The exchange rate on the date of judgment could be more or less favorable than the exchange rate on the date the judgment is paid. There will be no provision for any further payments if exchange rates continue to change after the judgment is rendered.

CURRENCY CONVERSION
All payments of principal, interest, premium, if any, or any Additional Amounts with respect to the notes, including payments made upon any redemption pursuant to the terms of the applicable series of notes, will be payable in Canadian dollars. Notwithstanding anything to the contrary set forth in this prospectus supplement or the accompanying prospectus, if Canadian dollars are unavailable to the Issuer or the Guarantor due to the imposition of exchange controls or other circumstances beyond the Issuer or the Guarantor’s control, then all payments in respect of the notes will be made in U.S. dollars until Canadian dollars are again available to the Issuer or the Guarantor. In such circumstances, the amount payable on any date in Canadian dollars will be converted into U.S. dollars by the Issuer or the Guarantor at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/Canadian dollar exchange rate published on The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in the Issuer or the Guarantor’s sole discretion on the basis of the most recently available market exchange rate for Canadian dollars. See “Description of Notes — Issuance in Canadian Dollars and Payment on the Notes.” Any payment in respect of any series of notes so made in U.S. dollars will not constitute a default under the notes or the terms of the indenture and the supplemental indenture governing such series of notes. Neither the trustee nor the paying agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.
Investors will be subject to foreign exchange risks as to payments of principal, interest, premium, if any, and Additional Amounts, if any, with respect to the notes, including payments made upon any redemption pursuant to the terms of the notes, that may have important economic and tax consequences to them. See “Risk Factors.” You should consult your own financial, legal and tax advisors as to the risks involved in an investment in the notes.
On April 29, 2026, the daily average CAD/USD rate of exchange was C$1/U.S.$0.7309 as published by the Bank of Canada.
Any information provided in this prospectus supplement concerning exchange rates is provided as a matter of information only and you should not regard it as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the notes offered hereby, after deducting the underwriting discounts and estimated offering expenses payable by us, will be approximately C$      .
We intend to use the net proceeds from this offering to fund the acquisition of additional properties or businesses, fund development opportunities, and to provide for working capital and other general corporate purposes, including but not limited to refinancing upcoming maturities and for repayment of existing borrowings.

CAPITALIZATION
The following table sets forth our cash and cash equivalents, short-term investments and current portion of our indebtedness and our capitalization as of March 31, 2026:
•
on an actual basis; and

•
on an as adjusted basis to give effect to this offering (after deducting the underwriting discounts and estimated offering expenses payable by us).

You should read this table in conjunction with the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes from our most recent Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.
	As of March 31, 2026
	Actual	As adjusted
	(dollars in millions)
Cash and cash equivalents(1)	$1,362	$
Short-term investments	$1,692	$
Current portion of finance lease liabilities	$173	$
Current portion of mortgage and loans payable(1)	$16	$
Current portion of senior notes(1)	$1,876	$
Long-term debt, net of current portion(1):
Finance lease liabilities, less current portion	$2,126	$
Mortgage and loans payable, less current portion	13
1.800% Senior Notes due 2027	499
1.550% Senior Notes due 2028	648
2.000% Senior Notes due 2028	398
2.875% Swiss Franc Senior Notes due 2028	373
3.250% Euro Senior Notes due 2029	861
1.558% Swiss Franc Senior Notes due 2029	124
3.200% Senior Notes due 2029	1,196
3.500% Singapore Dollar Senior Notes due 2030	386
2.150% Senior Notes due 2030	1,095
4.600% Senior Notes due 2030	1,239
3.250% Euro Senior Notes due 2031	743
4.400% Senior Notes due 2031	690
2.500% Senior Notes due 2031	993
3.900% Senior Notes due 2032	1,189
2.900% Singapore Dollar Senior Notes due 2032	502
4.000% Canadian Dollar Senior Notes due 2032	494
1.000% Euro Senior Notes due 2033	685
4.700% Senior Notes due 2033	788
3.650% Euro Senior Notes due 2033	687
4.000% Euro Senior Notes due 2034	856
5.500% Senior Notes due 2034	738

	As of March 31, 2026
	Actual	As adjusted
	(dollars in millions)
3.625% Euro Senior Notes due 2034	572
2.000% Japanese Yen Series A Notes due 2035	236
2.130% Japanese Yen Series C Notes due 2035	93
2.370% Japanese Yen Series B Notes due 2043	64
2.570% Japanese Yen Series D Notes due 2043	29
2.570% Japanese Yen Series E Notes due 2043	63
3.000% Senior Notes due 2050	489
2.950% Senior Notes due 2051	493
3.400% Senior Notes due 2052	492
% Canadian Dollar Senior Notes due 20 offered hereby(2)	—
% Canadian Dollar Senior Notes due 20 offered hereby(2)	—
Total long-term debt(1)	$19,854	$
Stockholders’ equity (shares in thousands):
Common stock, $0.001 par value per share: 300,000 shares authorized; 98,685 issued and 98,623 outstanding	—		—
Additional paid-in capital	$21,858	$
Treasury stock, at cost; 62 shares, actual and as adjusted	(24)
Accumulated dividends(1)	(12,707)
Accumulated other comprehensive loss	(1,343)
Retained earnings	6,514
Total common stockholders’ equity(1)	14,298
Total capitalization(1)	$34,152	$

(1)
Debt is presented net of unamortized debt discounts and debt issuance costs. The above table does not reflect the cash dividend of $5.16 per share declared by Equinix, Inc. on April 29, 2026, which is payable on June 17, 2026 to Equinix, Inc.’s common stockholders of record as of the close of business on May 20, 2026.

(2)
For the purpose of translating the notes, the daily average CAD/USD rate of exchange of C$1/U.S. $0.7309 as of April 29, 2026, was used.

DESCRIPTION OF NOTES
This section describes the 20   notes and the 20   notes. The Issuer will issue each series of notes under a supplemental indenture (together, the “Supplemental Indentures”) to that certain base indenture, dated as of November 24, 2025 (together with each respective Supplemental Indenture, an “Indenture”), among itself, as Issuer, Equinix, Inc., as guarantor (the “Guarantor”, the Issuer and the Guarantor are collectively referred to as the “Obligors”) and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”). The following is a summary of the material provisions of the Indentures. The Indentures will comply with the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the notes include those stated in the applicable Indenture and those made part of the applicable Indenture by reference to certain provisions of the Trust Indenture Act. You can find definitions of certain capitalized terms used in this description under “— Certain Definitions.”
You are encouraged to read the Indentures because they, and not this description, define your rights as a holder of the applicable series of notes. Copies of the Indentures are available upon request to the Issuer at the address indicated under “Where You Can Find More Information” in this prospectus supplement.
Paying Agent and Registrar
The Issuer will issue the notes in fully registered form in minimum denominations of C$2,000 and integral multiples of C$1,000 in excess thereof. Computershare Trust Company of Canada will initially act as paying agent and registrar for the notes. The notes may be presented for registration or transfer and exchange at the offices of the registrar. The Issuer may change any paying agent and registrar without notice to registered holders of the notes of any series (the “Holders”). All transactions to be handled by the paying agent and registrar will be handled at the principal office of Computershare Trust Company of Canada in Toronto, Ontario or Montreal, Quebec.
Principal, Maturity and Interest
The Issuer is issuing C$       aggregate principal amount of the 20   notes and C$       aggregate principal amount of the 20   notes in this offering and may issue an unlimited principal amount of additional 20   notes and 20   notes at later dates under the applicable Indenture (the “Additional Notes”). Any Additional Notes that the Issuer issues in the future will be identical in all respects to the applicable series of notes and will be treated as a single class for all purposes under the applicable Indenture with the applicable series of notes offered hereby, except that such Additional Notes will have different issuance dates and may have different issuance prices as well as a different amount of interest payable on the first interest payment date, provided that any such issuance is not prohibited by the terms of the applicable Indenture; further provided that if any such Additional Notes are not fungible with the applicable series of notes offered hereby for U.S. and Canadian federal income tax purposes, such Additional Notes will have one or more separate CUSIP numbers. Unless the context requires otherwise, references to “20   notes,” “20   notes” or “notes” for all purposes of the applicable Indenture and this “Description of Notes” include any Additional Notes that are actually issued.
The 20   notes will mature on            , 20   and the 20   notes will mature on         , 20  , in each case, unless earlier redeemed or repurchased.
Interest on the 20   notes will accrue at a rate of     % per annum and interest on the 20   notes will accrue at a rate of     % per annum. Interest will be payable semi-annually on         and         of each year, commencing            , 2026 for the 20   notes, and on          and          of each year, commencing            , 2026 for the 20   notes. The initial interest payment will be C$        per C$1,000 of principal amount for the 20   notes and C$      per C$1,000 of principal amount for the 20   notes. The Issuer will pay interest to those persons who were Holders of record on the          or          immediately preceding each interest payment date for the 20   notes and who were Holders of record on the         or          immediately preceding each interest payment date for the 20   notes. Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. The amount of interest payable for any period will be computed (1) for a full semi-annual period on the basis of a 360-day year consisting of twelve 30-day months and (2) for an interest period that is not a full semi-annual period on the basis of a 365-day year and the actual number of days in such interest period. Solely for the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which the rate used in such computation is equivalent during any particular period is the rate so used (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by the number of days based on which such rate is calculated.
The notes will not be entitled to the benefit of any mandatory sinking fund.
Issuance in Canadian Dollars and Payment on the Notes
Investors purchasing notes in the offering will be required to pay for the notes in Canadian dollars, and all payments of principal, interest, premium, if any, or any Additional Amounts with respect to the notes, including payments made upon any redemption pursuant to the terms of the applicable series of notes, will be payable in Canadian dollars. Notwithstanding anything to the contrary set forth in this prospectus supplement or the accompanying prospectus, if Canadian dollars are unavailable to the Issuer or the Guarantor due to the imposition of exchange controls or other circumstances beyond the Issuer or the Guarantor’s control, then all payments in respect of the notes will be made in U.S. dollars until Canadian dollars are again available to the Issuer or the Guarantor. In such circumstances, the amount payable on any date in Canadian dollars will be converted into U.S. dollars by the Issuer or the Guarantor at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recent U.S. dollar/Canadian dollar exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date or, in the event The Wall Street Journal has not published such exchange rate, the rate will be determined in the Issuer or the Guarantor’s sole discretion on the basis of the most recently available market exchange rate for Canadian dollars. Any payment in respect of any series of notes so made in U.S. dollars will not constitute a Default under the notes or the terms of the applicable Indenture. Neither the Trustee nor the paying agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.
Investors purchasing notes in the offering will be subject to foreign exchange risks as to such payments that may have important economic and tax consequences to them. See “Risk Factors.”
In the event of an official redenomination of the Canadian dollar, the obligations with respect to payments on the notes immediately following such redenomination shall be regarded as providing for the payment of that amount of Canadian dollars representing the amount of such obligations immediately before such redenomination. The notes do not provide for any adjustment to any amount payable under the notes as a result of any change in the value of the Canadian dollar relative to any other currency due solely to fluctuations in exchange rates.
All determinations referred to above made by the Issuer or the Guarantor will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the holders of the notes.
Ranking
The notes will be general senior obligations of the Issuer. The Holders’ right to payment under these notes will be:
•
effectively subordinated to any of the Issuer’s future secured indebtedness;

•
structurally subordinated to any future indebtedness and other liabilities (including trade payables) of any of the Issuer’s subsidiaries, if any;

•
equal in right of payment to any of the Issuer’s existing and future senior indebtedness; and

•
senior in right of payment to any of the Issuer’s future subordinated indebtedness.

As of March 31, 2026, the Issuer had no subsidiaries and $494 million of outstanding indebtedness (excluding trade payables and intercompany items and liabilities of a type not required to be reflected on the balance sheet of Equinix, Inc.’s subsidiaries in accordance with GAAP).

The notes will be fully and unconditionally guaranteed on an unsecured basis by Equinix, Inc. Equinix, Inc.’s obligations under the guarantees will be:
•
effectively subordinated to all of Equinix, Inc.’s existing and future secured indebtedness;

•
structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of other subsidiaries of Equinix, Inc.;

•
equal in right of payment to all of Equinix, Inc.’s existing and future senior indebtedness; and

•
senior in right of payment to any of Equinix, Inc.’s existing and future subordinated indebtedness.

As of March 31, 2026, without giving effect to this offering:
•
Equinix, Inc. had total consolidated indebtedness of approximately $21.9 billion, approximately $17 million of which represented secured indebtedness, which excludes approximately $2.3 billion of finance lease liabilities;

•
if Equinix, Inc. borrowed all of the approximately $4.0 billion available under its revolving credit facility, $4.0 billion of such borrowings would have been unsecured indebtedness; and

•
the subsidiaries of Equinix, Inc. (other than the Issuer) had approximately $11.1 billion of indebtedness (excluding trade payables and intercompany items and liabilities of a type not required to be reflected on the balance sheet of Equinix, Inc.’s subsidiaries in accordance with GAAP), which includes $2.1 billion of finance lease liabilities, all of which is structurally senior to Equinix, Inc.’s obligations under the guarantees.

Additional Amounts
All payments made by the Obligors under or with respect to the notes will be made free and clear of, and without withholding or deduction for or on account of, any Tax, unless the withholding or deduction of such Tax is then required by law. If any deduction or withholding by any applicable withholding agent for or on account of any Taxes imposed or levied by or on behalf of any jurisdiction (excluding the United States) in which an Obligor is organized, resident or carrying on business for tax purposes or from or through which such Obligor (or its agents) makes any payment on the notes or the guarantees, or any state, province, political subdivision or taxing authority therein or thereof (a “Tax Jurisdiction”), will at any time be required to be made in respect of any payments made by the Obligors under or with respect to the notes, including payments of principal, redemption price, purchase price, interest or premium, then the Obligors will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder of the notes after such withholding, deduction or imposition (including any such withholding, deduction or imposition in respect of any such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:
1.
any Taxes, to the extent such Taxes would not have been imposed but for the Holder of a note (or the beneficial owner for whose benefit such Holder holds such note) or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as having a current or former connection with the relevant Tax Jurisdiction (other than a connection arising solely from the ownership or disposition of such note, the enforcement of rights under such note, or the receipt of any payments in respect of such note), including being or having been a citizen or resident of such Tax Jurisdiction, being or having engaged in a trade or business in such Tax Jurisdiction or having or having had a permanent establishment in such Tax Jurisdiction.

2.
any Holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of Additional Amounts had the beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;
3.
any Taxes required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

4.
any Taxes, to the extent such Taxes were imposed as a result of the presentation of a note for payment more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder or beneficial owner would otherwise have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period);

5.
any Tax, assessment, or other governmental charge that is payable otherwise than by deduction or withholding from a payment on or in respect of any note;

6.
any estate, inheritance, gift, sales, transfer, excise, wealth, capital gains, personal property or similar Taxes;

7.
any Taxes, to the extent such Taxes are imposed or withheld by reason of the failure of the Holder or beneficial owner of notes to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Tax Jurisdiction), but in each case, only to the extent the Holder or beneficial owner is legally eligible to provide such certification or documentation;

8.
any Taxes imposed by virtue of the Holder or beneficial owner of such notes not dealing at arm’s length within the meaning of the Income Tax Act (Canada) with an Obligor;

9.
any Taxes imposed by virtue of the Obligor being a “specified entity” (as defined in subsection 18.4(1) of the Income Tax Act (Canada)) in respect of a Holder or beneficial owner of such notes;

10.
any Taxes imposed by virtue of a Holder or beneficial owner of such notes being a, or not dealing at arm’s length within the meaning of the Income Tax Act (Canada) with any, “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Obligor;

11.
any Taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the Code as of the date of the Indenture (or any amended or successor version that is substantively comparable), any regulations promulgated thereunder or any other official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code as of the date of the Indenture (or any amended or successor version described above) or any intergovernmental agreements (and any related law, regulation or official administrative guidance) implementing the foregoing; or

12.
any combination of items 1 through 11 above.

Except as specifically provided under this heading “Additional Amounts,” the Obligors will not be required to make any payment for any Tax.
If the Obligors become aware that they will be obligated to pay Additional Amounts with respect to any payment under or with respect to the notes, the Obligors will deliver to the Trustee and paying agent promptly prior to the date of that payment an officers’ certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The officers’ certificate must also set forth any other information reasonably necessary to enable the paying agent to pay Additional Amounts to Holders on the relevant payment date. The Trustee and paying agent shall be entitled to rely solely on such officers’ certificate as conclusive proof that such payments are necessary.
The Issuer or the Guarantor, if it is the applicable withholding agent, will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Obligors will use their reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld.
The Obligors will furnish to the Trustee and paying agent upon reasonable written request, within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Obligors, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other reasonable evidence of payments by such entity.
Whenever in the Indentures or in this “Description of Notes” there is mentioned, in any context, the payment of amounts based upon the principal amount of the notes or of principal, interest or of any other amount payable under, or with respect to, any of the notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
Where Tax is payable pursuant to Regulation 803 of the Income Tax Act (Canada) by a Holder or beneficial owner of notes in respect of any amount payable under the notes or the guarantees (other than by reason of a transfer of the notes to a person resident in Canada with whom the transferor does not deal at arm’s length for the purposes of the Income Tax Act (Canada)), but no Additional Amount is paid in respect of such Tax, the applicable Obligor will pay, as or on account of interest to the Holder or beneficial owner of the notes, an amount equal to such Tax (a “Regulation 803 Reimbursement”) plus an amount equal to any Tax required to be paid by such Holder or Beneficial owner of the notes as a result of such Regulation 803 Reimbursement within 45 days after receiving from the Holder or beneficial owner a notice containing reasonable particulars of the Tax so payable, provided such Holder or beneficial owner of the notes would have been entitled to receive Additional Amounts on account of such Tax (and only to the extent of such Additional Amounts that such Holder or beneficial owner of the notes would have been entitled to receive) but for the fact that it is payable otherwise than by deduction or withholding from payments made under or with respect to the notes or the guarantees.
The above obligations will survive any termination, defeasance or discharge of the Indenture, any transfer by a Holder or beneficial owner of its notes, and will apply, mutatis mutandis, to any successor Person to the Obligors.
As used under this heading “Additional Amounts” and under the heading “Redemption upon a Tax Event,” the term “United States” means the United States of America, any state thereof and the District of Columbia.
Redemption upon a Tax Event
The Issuer may redeem the notes of any series, in whole but not in part, at its option, at any time upon giving not less than 10 nor more than 60 days’ prior notice to the Holders of the notes and the Trustee or other appointed agent (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption (“Tax Event Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Event Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the notes on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date and Additional Amounts (if any) in respect thereof), if, on the next date on which any amount would be payable in respect of the notes, the Issuer is or, based upon an opinion of independent tax counsel of recognized standing in the relevant Tax Jurisdiction, would be required to pay Additional Amounts in respect of the notes and cannot avoid such payment obligation by taking reasonable measures available to the Issuer, and such requirement arises as a result of:
1.
any amendment to, or change in, the laws (or any regulations or rulings promulgated thereunder) of a relevant Tax Jurisdiction, which change or amendment is announced and becomes effective after the Issue Date (or, if later, the date the relevant Tax Jurisdiction becomes a Tax Jurisdiction); or

2.
any amendment to, or change in, an official written interpretation or application of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which amendment or change is announced and becomes effective after the Issue Date (or, if later, the date the relevant Tax Jurisdiction becomes a Tax Jurisdiction).
The Issuer will not give any such notice of redemption of notes earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay Additional Amounts if a payment in respect of an applicable series of notes was then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Before the Issuer publishes or delivers a notice of redemption in respect of a Tax Event Redemption Date as described above, the Obligors will deliver to the Trustee an officers’ certificate to the effect that the Issuer cannot avoid the obligation to pay Additional Amounts by taking reasonable measures available to it and, if required, the opinion of independent tax counsel described above. Any notice of redemption shall otherwise be given pursuant to the procedures described under “— Optional Redemption.” The Trustee shall accept, and will be entitled to conclusively rely on, such an opinion of counsel and such officers’ certificate as sufficient evidence of the existence and satisfaction of the conditions precedent described in clause 1 or 2 above, as applicable, and upon delivery of such opinion of counsel and officers’ certificate to the Trustee, the Issuer will be entitled to give notice of redemption hereunder and such notice of redemption will be conclusive and binding on the Holders of the notes.
Optional Redemption
Prior to the applicable Par Call Date, the Issuer may redeem notes of either series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
1.
100% of the aggregate principal amount of the notes to be redeemed, and

2.
the Canada Yield Price,

plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
On or after the applicable Par Call Date, the Issuer may redeem notes of either series, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.
“Par Call Date” means, with respect to the 20   notes,            , 20   (the date that is        month(s) prior to the maturity date of the 20   notes), and with respect to the 20   notes,        , 20   (the date that is        month(s) prior to the maturity date of the 20   notes).
Neither the Trustee nor any paying agent shall have any obligation to calculate or verify the calculation of the make-whole premium. The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
“Canada Yield Price” means a price for the applicable series of notes being redeemed, calculated on the Business Day preceding the date on which the Issuer issues the notice of redemption pursuant to the applicable Indenture and in accordance with generally accepted Canadian financial practice to provide a yield to the applicable Par Call Date equal to the Government of Canada Yield plus      basis points in the case of the 20   notes and plus        basis points in the case of the 20   notes.
“Government of Canada Yield” means, on any date, the bid-side yield to maturity on such date as determined by the arithmetic average (rounded to three decimal places) of the yields quoted at 10:00 a.m. (Toronto time) by any two nationally recognized investment dealers in Canada selected by the Issuer, assuming semi-annual compounding, which a non-callable Government of Canada bond would carry if issued in Canadian dollars in Canada, at 100% of its principal amount on such date with a term to maturity equal to, or if no Government of Canada bond having an equal term to maturity exists, as close as possible to, the remaining term to the applicable Par Call Date.
Selection and Notice of Redemption
Notice of any redemption will be delivered at least 10 but not more than 60 days before the applicable redemption date to each Holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee or other appointed agent in its sole discretion deems appropriate and fair. No notes of a principal amount of C$2,000 or less will be redeemed in part.
If any series of notes is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the Holder of the note upon surrender for cancellation of the original note. Any redemption or notice of redemption may, at our discretion, be subject to one or more conditions precedent. For so long as the applicable series of notes are held by CDS & Co., as nominee for CDS, (or another depositary), the redemption of such series of notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Issuer defaults in payment of the redemption price, on and after the applicable redemption date, interest will cease to accrue on the series of notes or portions thereof called for redemption.
Mandatory Redemption; Offers to Purchase; Open Market Purchases
The Obligors are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuer may be required to offer to purchase the notes as described under “— Change of Control Triggering Event.” We may at any time and from time to time purchase notes of any series in the open market or otherwise (including pursuant to cash-settled swaps or derivatives), subject to compliance with applicable securities laws.
Holding Company Structure
Equinix, Inc. is a holding company for its Subsidiaries. Substantially all of Equinix, Inc.’s operations are conducted through its Subsidiaries and Equinix, Inc. derives substantially all its revenues from its Subsidiaries, and substantially all of its operating assets are owned by its Subsidiaries. Accordingly, Equinix, Inc. is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations and its obligations under the guarantees of the notes. In addition, the claims of the Holders are subject to the prior payment of all liabilities (whether or not for borrowed money) and to any preferred stock interest of such Restricted Subsidiaries. There can be no assurance that, after providing for all prior claims, there would be sufficient assets available from Equinix, Inc. and its Subsidiaries to satisfy the claims of the Holders of notes. See “Risk Factors — Equinix, Inc. depends in large part on the cash flow from its subsidiaries and if Equinix, Inc. does not receive sufficient funds from its other subsidiaries, it may not be able to make payments to the Issuer or to meet its obligations under the guarantees of the notes.”
Guarantee
The notes will be fully and unconditionally guaranteed on an unsecured basis by Equinix, Inc. Equinix, Inc.’s obligations under the guarantees will rank equally with all of its other unsecured and unsubordinated indebtedness and will be effectively subordinated to all of the other secured indebtedness of Equinix, Inc. and structurally subordinated to all of the liabilities of other Subsidiaries of Equinix, Inc.
Equinix, Inc. has the right, at its option at any time, without the consent of any Holders of any series of notes, to be substituted for, and assume the obligations of, the Issuer under the applicable series of notes that is then outstanding if, immediately after giving effect to such substitution, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing (other than a Default or Event of Default that would be cured by such substitution); provided that Equinix, Inc. executes a supplemental indenture in which it agrees to be bound by the terms of the applicable series of notes and the applicable Indenture. In the case of such a substitution and assumption by Equinix, Inc. (an “Equinix Substitution”), (i) the Issuer will be relieved of any further obligations under the assumed notes of the applicable series and the applicable Indenture, (ii) Equinix, Inc. will be released from all obligations under the guarantees and will instead become the primary (and sole) obligor under such notes and the related Indenture provisions and (iii) bankruptcy and certain other events affecting the Issuer but not Equinix, Inc. will no longer be Events of Default. For the avoidance of doubt, other than the conditions in this paragraph, nothing in the Indentures shall prevent an Equinix Substitution. Following such Equinix Substitution, references in this prospectus supplement and in the Indentures to the Issuer shall be deemed to instead refer to Equinix, Inc. with respect to the applicable series of notes to which such Equinix Substitution applied.
Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, unless the Issuer or a third party has previously or concurrently delivered a redemption notice with respect to all outstanding notes of a particular series as described under “— Optional Redemption,” the Issuer will be required to make an offer to purchase each Holder’s notes of such series pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but not including, the date of purchase.
Within 30 days following the date upon which the Change of Control Triggering Event occurred, the Issuer must send, or cause the Trustee or other appointed agent to send a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 10 days nor later than 60 days after the date such notice is delivered, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed and specifying the portion (equal to C$2,000 and integral multiples of C$1,000 in excess thereof) of such Holder’s notes that it agrees to sell to the Issuer pursuant to the Change of Control Offer, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
If a Change of Control Offer is made, there can be no assurance that the Obligors will have available funds sufficient to pay the purchase price for all the notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Issuer is required to purchase outstanding notes of an applicable series pursuant to a Change of Control Offer, the Issuer expects that it would seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Issuer would be able to obtain such financing. In addition, there can be no assurance that the Obligors would be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness that may in the future prohibit the Change of Control Offer. The failure to consummate a Change of Control Offer would constitute an Event of Default under the Indentures. See “Risk Factors — Additional Risks Related to the Notes — We may not be able to repurchase the notes upon a Change of Control Triggering Event” for more information.
One of the events that constitutes a Change of Control under the Indentures is the disposition of “all or substantially all” of the Guarantor’s assets. This term has not been interpreted under New York law, which is the governing law of the Indentures, to represent a specific quantitative test. As a consequence, if Holders of an applicable series of notes assert that the Issuer is required to make a Change of Control Offer and the Issuer elects to contest such assertion, there is uncertainty as to how a court interpreting New York law would interpret the term. Neither the Board of Directors of either Obligor nor the Trustee may waive the covenant of the Issuer to make a Change of Control Offer following a Change of Control Triggering Event. Restrictions in the Indentures described herein on the ability of the Issuer, the Guarantor and their Subsidiaries to incur additional secured Indebtedness and to grant Liens on the property of the Guarantor and its Restricted Subsidiaries may also make more difficult or discourage a takeover of the Issuer or the Guarantor, whether favored or opposed by the management, member or stockholders of the Obligors, as applicable. There can be no assurance that the Obligors or the acquiring party will have sufficient financial resources to effect a Change of Control Offer. Such restrictions may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Issuer, the Guarantor or any of their Subsidiaries by their respective management. However, the Indentures may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, amalgamation, restructuring, merger or similar transaction.
The Issuer will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to a Change of

Control Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under such Change of Control Offer. The Issuer (or a third party) may make a Change of Control Offer in advance of, and conditioned upon, any Change of Control Triggering Event.
The Obligors will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of an applicable series of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indentures, the Obligors shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Change of Control” provisions of the Indentures by virtue thereof.
Certain Covenants
The Indentures will contain, among others, the following covenants:
Limitation on liens.   The Obligors will not, and will not cause or permit any of the Restricted Subsidiaries of the Guarantor to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Guarantor or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:
1.
in the case of Liens securing Subordinated Indebtedness, the notes of the applicable series or the guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

2.
in all other cases, the notes of the applicable series are equally and ratably secured, except for:

(a)
Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(b)
Liens securing the Obligations of the Obligors and the Obligations of the Restricted Subsidiaries of the Guarantor under any hedge facility permitted under the Indentures to be entered into by the Obligors and the Restricted Subsidiaries of the Guarantor;

(c)
Liens securing the notes of the applicable series or the Guarantor’s guarantees thereof;

(d)
Liens in favor of the Obligors or a Wholly Owned Restricted Subsidiary of the Guarantor on assets of any Restricted Subsidiary of the Guarantor; and

(e)
Permitted Liens.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, whether payable in cash or in kind, accretion or amortization of original issue discount, imputed interest, the payment of interest in the form of additional Indebtedness with the same terms or the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.
Limitation on Sale and Leaseback Transactions.   The Obligors will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or assets unless:
1.
the Sale and Leaseback Transaction is solely with the Issuer, the Guarantor or a Restricted Subsidiary;

2.
the lease is for a period not in excess of 36 months (or which may be terminated by either Obligor or any of its Subsidiaries within a period of not more than 36 months);

3.
the Obligors would be able to incur Indebtedness secured by a Lien with respect to such Sale and Leaseback Transaction without equally and ratably securing the notes pursuant to the second enumerated item of the “Limitation on liens” subsection described above (other than in reliance on clause (20) of the definition of “Permitted Liens”); or

4.
the Issuer, the Guarantor or such Restricted Subsidiary within 365 days after the sale of such property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such property to (i) the redemption of notes of the applicable series, other Indebtedness of the Issuer ranking on a parity with the notes of the applicable series in right of payment or Indebtedness of the Issuer, the Guarantor or a Restricted Subsidiary or (ii) the purchase of other property; provided that, in lieu of applying such amount to the retirement of Pari Passu Indebtedness, the Issuer may deliver notes to the Trustee or other appointed agent for cancellation; such notes to be credited at the cost thereof to the Issuer.

Consolidation, merger and sale of assets.   Neither the Issuer nor the Guarantor will, in a single transaction or series of related transactions, consolidate, amalgamate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Guarantor to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Issuer or the Guarantor’s assets (determined on a consolidated basis for the Guarantor and the Guarantor’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:
1.
in the case of the Issuer, the Issuer shall be the surviving or continuing Person, or the Person (if other than the Issuer) formed by such consolidation or amalgamation into which the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Issuer substantially as an entirety (the “Issuer Surviving Entity”) (A) shall be an entity organized and validly existing under the laws of Canada or any province or territory thereof, the United States or any State thereof or the District of Columbia; and (B) shall expressly assume, by supplemental indenture (in form satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest on all of the notes of the applicable series and the performance of every covenant of the notes and the Indentures on the part of the Issuer to be performed or observed;

2.
in the case of the Guarantor, the Guarantor shall be the surviving or continuing Person, or the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Guarantor and of the Guarantor’s Restricted Subsidiaries substantially as an entirety (the “Guarantor Surviving Entity”) (A) shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and (B) shall expressly assume, by supplemental indenture (in form satisfactory to the Trustee), executed and delivered to the Trustee, the performance of the guarantee and every covenant of the notes of the applicable series and the applicable Indenture on the part of the Guarantor to be performed or observed;

3.
immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause 1(B) and clause 2(B) above, no Default or Event of Default shall have occurred or be continuing; and

4.
the Issuer, or the Issuer Surviving Entity and the Guarantor, or the Guarantor Surviving Entity shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of the Indentures and that all conditions precedent in the Indentures relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Guarantor, in a single or a series of related transactions, which properties and assets, if held by the Guarantor instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Guarantor on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Guarantor.
Notwithstanding the foregoing clauses 1, 2 and 3, but subject to the proviso in clause 1(A) and clause 2(A), the Issuer and the Guarantor may merge with (a) any of the Guarantor’s Wholly Owned Restricted Subsidiaries, (b) in the case of the Issuer, the Guarantor, or (c) an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing the Issuer or the Guarantor in another jurisdiction.
Each Indenture will provide that upon any consolidation, amalgamation, combination or merger or any transfer of all or substantially all of the assets of the Issuer or the Guarantor in accordance with the foregoing in which the Issuer or the Guarantor is not the continuing Person, the successor Person formed by such consolidation or amalgamation into which the Issuer or the Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer and the Guarantor under the applicable Indenture and the applicable series of notes with the same effect as if such surviving entity had been named as such and all financial information and reports required by the Indentures shall be provided by and for such surviving entity.
For the avoidance of doubt, following an Equinix Substitution, this covenant shall cease to apply to the Issuer. Nothing in this covenant shall prevent the Guarantor from consummating an Equinix Substitution or prevent the Guarantor or any Restricted Subsidiary from consummating the Guarantor Conversion.
Reports to Holders.   Whether or not the Guarantor is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Guarantor must provide the Trustee and, upon request, to any Holder of the notes within fifteen (15) Business Days after filing, or in the event no such filing is required, within fifteen (15) Business Day after the end of the time periods specified in those sections with:
(1)
all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Guarantor were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial statements only, a report thereon by the Guarantor’s certified independent accountants, and

(2)
all current reports that would be required to be filed with the SEC on Form 8-K if the Guarantor were required to file such reports;

provided that the foregoing delivery requirements shall be deemed satisfied if the foregoing materials are available on the SEC’s EDGAR system or on the Guarantor’s website within the applicable time period.
In addition, whether or not required by the SEC, the Guarantor will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations. In addition, the Guarantor will make the information and reports available to securities analysts and prospective investors upon request. If the Guarantor had any Unrestricted Subsidiaries during the relevant period, the Guarantor will also provide to the Trustee and, upon request, to any Holder of the notes, information sufficient to ascertain the financial condition and results of operations of the Guarantor and its Restricted Subsidiaries, excluding in all respects the Unrestricted Subsidiaries.
Notwithstanding anything to the contrary herein, the Obligors will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “— Events of Default” until 90 days after the date any report hereunder is due to be delivered to the Trustee.
Events of Default
The following events are defined in each Indenture as “Events of Default”:
(1)
the failure to pay interest on any notes of the applicable series when the same becomes due and payable and the Default continues for a period of 30 days;

(2)
the failure to pay the principal on any notes of the applicable series, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase the notes tendered pursuant to a Change of Control Offer) on the date specified for such payment in the applicable offer to purchase;
(3)
a Default in the observance or performance of any other covenant or agreement contained in the applicable Indenture which Default continues for a period of 60 days after the Obligors receive written notice specifying the Default (and demanding that such Default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the notes of the applicable series (except in the case of a Default with respect to the “Consolidation, merger and sale of assets” covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)
the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Issuer, the Guarantor or any Restricted Subsidiary of the Guarantor, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Issuer, the Guarantor or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been so accelerated (in each case with respect to which the 30-day period described above has passed), equals $500.0 million or more at any time;

(5)
certain events of bankruptcy affecting the Issuer, the Guarantor or any of its Material Subsidiaries; or

(6)
the Guarantor’s guarantee ceases to be in full force and effect, other than in accordance with the terms of the applicable Indenture, or the Guarantor denies or disaffirms in writing its obligations under its guarantee of the applicable series of notes, other than in accordance with the terms thereof or upon release of its guarantee of the applicable series of notes in accordance with the applicable Indenture.

If an Event of Default (other than an Event of Default specified in clause (5) above with respect to the Issuer or the Guarantor) shall occur and be continuing with respect to a series of notes, the Trustee or the Holders of at least 25% in principal amount of outstanding notes of such series may declare the principal of and accrued interest on all the notes of such series to be due and payable by notice in writing to the Obligors and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.
If an Event of Default specified in clause (5) above with respect to the Issuer or the Guarantor occurs and is continuing with respect to a series of notes, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes of such series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
Each Indenture will provide that, at any time after a declaration of acceleration with respect to the applicable series of notes as described in the preceding paragraphs, the Holders of a majority in principal amount of such notes may rescind and cancel such declaration and its consequences:
1.
if the rescission would not conflict with any judgment or decree;

2.
if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

3.
to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

4.
if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

5.
in the event of the cure or waiver of an Event of Default of the type described in clause (5) of the description above of Events of Default, the Trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
The Holders of a majority in principal amount of any series of notes may waive any existing Default or Event of Default under the applicable Indenture, and its consequences, except a default in the payment of the principal of or interest on any notes of such series.
Holders of a series of notes may not enforce the applicable Indenture or the notes except as provided in the applicable Indenture and under the Trust Indenture Act. Subject to the provisions of the Indentures relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indentures at the request, order or direction of any of the Holders, unless such Holders have offered, and if requested, provide to the Trustee indemnity satisfactory to the Trustee. Subject to all provisions of the applicable Indenture and applicable law, the Holders of a majority in aggregate principal amount of a then outstanding series of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.
Under the Indentures, the Obligors are required to provide an officers’ certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, employee, incorporator, agent, stockholder or Affiliate of the Issuer and the Guarantor, as such, shall have any liability for any obligations of the Obligors under the notes or under the Indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liabilities. The waiver and release are part of the consideration for the issuance of the notes. Such waiver may not be effective to waive liabilities under federal securities law, and it is the view of the SEC that such a waiver is against public policy.
Legal Defeasance and Covenant Defeasance
The Issuer may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding notes of any series (“Legal Defeasance”). Such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes of the applicable series, except for:
1.
the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the notes of the applicable series when such payments are due;

2.
the Issuer’s obligations with respect to the applicable series of notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

3.
the rights, powers, trust, duties and immunities of the Trustee and the Obligors’ obligations in connection therewith; and

4.
the Legal Defeasance provisions of the applicable Indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Obligors released with respect to certain covenants that are described in the applicable Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes of the applicable series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “— Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:
1.
the Issuer or the Guarantor must irrevocably deposit with the Trustee (or with a custodian or account bank appointed on behalf of the Trustee), for the benefit of the Holders, cash in Canadian dollars, non-callable Canadian government obligations, rated AAA or better by S&P and Aaa by Moody’s, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes of the applicable series on the stated date for payment thereof or on the applicable redemption date, as the case may be;

2.
in the case of Legal Defeasance, the Obligors shall have delivered to the Trustee an opinion of counsel in Canada in form reasonably acceptable to the Trustee confirming that:

(a)
the Obligors have received from, or there has been published by the Canada Revenue Agency a ruling; or

(b)
since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, beneficial owners of the notes of the applicable series will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such Legal Defeasance and will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
3.
in the case of Covenant Defeasance, the Obligors shall have delivered to the Trustee an opinion of counsel in Canada in form reasonably acceptable to the Trustee confirming that beneficial owners of the notes will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

4.
no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

5.
such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the applicable Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Issuer, the Guarantor or a Restricted Subsidiary of the Guarantor is a party or by which the Issuer, the Guarantor or a Restricted Subsidiary of the Guarantor is bound;

6.
the Obligors shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Issuer or the Guarantor, as applicable, with the intent of preferring the Holders over any other creditors of the Issuer or the Guarantor, as applicable, or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer, the Guarantor or others;

7.
the Obligors shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

8.
certain other customary conditions precedent are satisfied.

Notwithstanding the foregoing, the opinion of counsel required by clause 2 above with respect to a Legal Defeasance need not be delivered if all notes of the applicable series not theretofore delivered to the Trustee or other appointed agent for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date or a redemption date within one year under arrangements reasonably satisfactory to the Trustee or other appointed agent for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.
Satisfaction and Discharge
An Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes of the applicable series, as expressly provided for in such Indenture) as to all outstanding notes of such series when:
1.
either:

(a)
all notes of the applicable series theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee or other appointed agent for cancellation; or

(b)
all notes of the applicable series not theretofore delivered to the Trustee or other appointed agent for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee or other appointed agent in the name, and at the expense, of the Issuer, and the Issuer or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee (or with a custodian or account bank appointed on behalf of the Trustee), funds in an amount in cash in Canadian dollars, non-callable Canadian government obligations, rated AAA or better by S&P and Aaa by Moody’s, or a combination thereof, sufficient to pay and discharge the entire Indebtedness on the applicable series of notes not theretofore delivered to the Trustee or other appointed agent for cancellation, for principal of, premium, if any, and interest on the applicable series of notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

2.
the Issuer or the Guarantor has paid all other sums payable under such Indenture by it with respect to the applicable series of notes; and

3.
the Obligors have delivered to the Trustee an officers’ certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, stating that all conditions precedent under such Indenture relating to the satisfaction and discharge of such Indenture have been complied with.

Modification of the Indentures
Except as provided in the next two succeeding paragraphs, the Obligors and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the notes of a series then outstanding (including consents obtained in connection with a tender offer or exchange offer for such notes) may amend the applicable Indenture or the notes of such series and the Holders of at least a majority in aggregate principal amount of the notes of a series outstanding may waive any past Default or compliance with any provisions of the applicable Indenture or the notes of such series.
Without the consent of each Holder of an outstanding note of a series, no amendment or waiver may:
1.
reduce the principal amount, or extend the fixed maturity, of the notes of such series, alter or waive the redemption provisions of the notes of such series;

2.
change the currency in which principal, any premium or interest is paid;

3.
reduce the percentage in principal amount outstanding of the notes of such series which must consent to an amendment, supplement or waiver or consent to take any action;

4.
impair the right to institute suit for the enforcement of any payment on the notes of such series or any guarantee;

5.
waive a payment Default with respect to the notes of such series or any guarantor;

6.
reduce the interest rate or extend the time for payment of interest on the notes of such series;

7.
adversely affect the ranking of the notes of such series;

8.
release the Guarantor from any of its obligations under its guarantee or the applicable Indenture, except in compliance with the terms of such Indenture; or

9.
after the Issuer’s obligation to purchase notes of such series arises thereunder, amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event or, after such Change of Control Triggering Event has occurred, modify any of the provisions or definitions with respect thereto.

Each Indenture and the notes of the applicable series may be amended by the Obligors and the Trustee without the consent of any Holder of the notes of such series to:
1.
cure any ambiguity, defect or inconsistency;

2.
provide for the assumption by an Issuer Surviving Entity of the obligations of the Issuer under the applicable Indenture and/or the assumption by a Guarantor Surviving Entity of the obligations of the Guarantor under such Indenture;

3.
provide for uncertificated notes in addition to or in place of certificated notes of such series;

4.
add additional guarantees with respect to the notes of such series or confirm and evidence the release, termination or discharge of any security or guarantee when such release, termination or discharge is permitted by the applicable Indenture;

5.
secure the notes of such series, add to the covenants of the Obligors for the benefit of the Holders of the notes of such series or surrender any right or power conferred upon the Obligors;

6.
make any change that does not adversely affect the rights of any Holder of the notes of such series;

7.
comply with any requirement of the SEC in connection with the qualification of the applicable Indenture under the Trust Indenture Act;

8.
provide for the issuance of Additional Notes in accordance with the applicable Indenture;

9.
evidence and provide for the acceptance of appointment by a successor Trustee;

10.
conform the text of the applicable Indenture or the notes of such series to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a recitation of a provision of such Indenture or such notes;

11.
make any amendment to the provisions of the applicable Indenture relating to the transfer and legending of the notes of such series as permitted by such Indenture, including, without limitation to facilitate the issuance and administration of the notes of such series; provided that (i) compliance with the applicable Indenture as so amended would not result in the notes of such series being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer the notes of such series; or

12.
to evidence the substitution of the Guarantor for the Issuer and the assumption by the Guarantor of the rights, powers, covenants, agreements and obligations of the Issuer pursuant to the relevant provisions in the applicable Indenture.

The consent of the Holders of the notes of an applicable series is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Governing Law
The Indentures will provide that the Indentures, the notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
The Trustee
Each Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in such Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the applicable Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
The Indentures and the provisions of the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuer or the Guarantor, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.
Board Action
Any action required or permitted to be taken by the Board of Directors of the Obligors pursuant to the terms of the Indentures may be taken by a duly constituted committee of the Board of Directors or any officer, director, or authorized representative of such Obligor, in each case duly authorized by such board to act hereunder.
Book-Entry Only Issuance
Each series of notes will be initially issued in the form of one or more fully-registered, book-entry global notes which will be deposited with, or on behalf of, CDS and registered, at the request of CDS, in the name of CDS & Co, as its nominee. The notes will settle in immediately available funds through CDS. You will not be permitted to withdraw the notes from CDS except in accordance with CDS’ rules and procedures, the terms of the Indenture and the terms of the notes. You may hold interests in a global note through organizations that participate, directly or indirectly, in the CDS system.
For as long as the notes are maintained in book-entry form at CDS, CDS or its nominee will be the registered holder of the notes for all purposes and all payments on the notes will be made to CDS and payments to beneficial owners of the notes will be made in accordance with CDS’ procedures and the procedures of its participants. Consequently, you will need to look to CDS and its participants through which you own your interest in the notes for any payment or to exercise any rights in respect of the notes. The Issuer has no responsibility for the actions of CDS or its participants, and your ability to receive payments or exercise any rights in respect of the notes will be subject to their procedures.
CDS is Canada’s national securities depository, clearing and settlement hub, supporting Canada’s equity, fixed income and money markets. Functioning as a service utility for the Canadian financial community, CDS provides a wide variety of computer automated services for financial institutions and investment dealers active in domestic and international capital markets. CDS participants include banks, investment dealers and trust companies and may include certain of the underwriters. Indirect access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS participant. Transfers of ownership and other interests in notes in CDS, including cash distributions, may only be processed through CDS participants and will be completed in accordance with existing CDS rules and procedures. CDS is headquartered in Toronto and has offices in Montreal, Vancouver and Calgary. CDS is a subsidiary of The Canadian Depository for Securities Limited, part of TMX Group Limited. It is affiliated with CDS Inc., which provides services to the Canadian Securities Administrators, and CDS Innovations Inc., a commercial marketer of CDS information products such as CDS Bulletins and entitlements information.

You may elect to hold interests in the notes outside Canada through Clearstream and Euroclear if you are a participant in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through securities accounts in Clearstream’s and Euroclear’s names on the books of their respective sub-custodians. The interests are ultimately held through a CDS participant that acts as sub-custodian for Clearstream or Euroclear, as applicable. Cross-market transfers between persons holding directly or indirectly through CDS participants, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in CDS in accordance with CDS rules; however, such cross-market transactions will require delivery of instructions to the relevant clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant clearing system will, if the transaction meets its settlement requirements, deliver instructions to CDS directly or through its Canadian sub-custodian to take action to effect final settlement on its behalf by delivering or receiving notes in CDS, and making or receiving payment in accordance with normal procedures for settlement in CDS. Clearstream participants and Euroclear participants may not deliver instructions directly to CDS or the Canadian sub-custodians.
Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a CDS participant may be made during subsequent securities settlement processing and dated the Business Day following the CDS settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream participant or a Euroclear participant to a CDS participant will be received with value on the CDS settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in CDS.
Although CDS, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of CDS, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. None of the Issuer, Equinix, Inc. or the Trustee will have any responsibility for the performance by CDS, Clearstream or Euroclear or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.
The information in this section concerning CDS, Clearstream and Euroclear and their book- entry systems and procedures has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
Form, Denomination and Book-Entry
The notes, subject to certain exceptions, will at all times be represented in the form of one or more global note held by, or on behalf of, CDS, as custodian of the global notes (for its participants) and registered in the name of CDS & Co., and registrations of interests in and transfers of the notes will be made only through the book-entry only system of CDS. Except as described below, owners of beneficial interests in the notes will not be entitled to a certificate or other instrument from us or CDS evidencing the purchaser’s ownership thereof, and owners of beneficial interests in the notes held through CDS and its participants will not be shown on the records maintained by CDS, although the Issuer expects that such beneficial interests will be reflected through book-entry accounts of CDS’ direct and indirect participants acting on behalf of such beneficial owners. Each purchaser of notes represented by a global note is expected to receive a customer confirmation of purchase from the underwriter or other registered dealer from which the notes are purchased in accordance with the practices and procedures of the selling underwriter or dealer. The practices of the underwriters may vary but, generally, customer confirmations are issued promptly after execution of a customer order. CDS will be responsible for establishing and maintaining book-entry accounts for its participants having interests in a global note, and CDS’ direct and indirect participants will be responsible for maintaining book-entry accounts for beneficial owners holding interest in such global note. Sales of interests in a global note can only be completed through participants in the book-entry only depositary service of CDS.
None of the Issuer, the Guarantor, the underwriters, the Trustee or the security registrar and paying agent will assume any liability for: (a) any aspect of the records relating to the beneficial ownership of the notes held by CDS or any of its direct or indirect participants or the payments relating thereto; (b) maintaining, supervising or retaining any records of CDS relating to the notes held by CDS; or (c) any advice or representation made by, or with respect to, CDS or any action to be taken by CDS or at the direction of its participants.
No global note will be exchanged by the Obligors for a certificated note in definitive fully-registered form unless (i) the Issuer delivers to the Trustee and any other applicable agent notice from CDS that it is unwilling or unable to continue to act as the depositary or that it is no longer a clearing agency registered under the applicable Canadian securities laws and, in either case, a successor depositary is not appointed by the Issuer within 120 days after the date of such notice from the depositary; (ii) the Obligors in their sole discretion determine that the global notes should be exchanged for certificated notes and deliver a written notice to such effect to the Trustee and agents; or (iii) there has occurred and is continuing an Event of Default with respect to the notes of which an officer of the Trustee has received actual notice and the registrar has received a request from the depositary to issue such certificated notes.
Transfers of Notes
Transfers of beneficial ownership of notes represented by a global note will be effected only through records maintained by CDS for such global note (with respect to interests of participants) and on the records of its direct and indirect participants (with respect to interests of persons other than participants). Beneficial owners who are not participants in the book-entry only depositary service of CDS, but who desire to purchase, sell or otherwise transfer ownership of or other interests in a global note, may do so only through participants in the book-entry only depositary service of CDS.
The ability of a beneficial owner of an interest in a note of each series represented by a global note to pledge such notes or otherwise take action with respect to such owner’s interest in the notes represented by a global note (other than through a participant) may be limited due to the lack of possession of a certificate representing physical notes.
If certificated notes are issued, registration of transfers or exchanges of such certificated notes may be made by delivery of those certificated notes, duly endorsed or accompanied by instruments of transfer duly endorsed, by the registered holders thereof, at the office of the security registrar for the notes.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the Indentures. Reference is made to the Indentures for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.
“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Guarantor or at the time it merges or consolidates with or into the Guarantor or any of its Subsidiaries or that is assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Guarantor or such acquisition, merger or consolidation.
“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.
“Asset Acquisition” means (1) an investment by the Guarantor or any Restricted Subsidiary of the Guarantor in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Guarantor or any Restricted Subsidiary of the Guarantor, or shall be merged with or into the Guarantor or any Restricted Subsidiary of the Guarantor, or (2) the acquisition by the Guarantor or any Restricted Subsidiary of the Guarantor of the assets of any Person (other than a Restricted Subsidiary of the

Guarantor) that constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.
“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value, discounted at the interest rate implicit in the Sale and Leaseback Transaction, of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction.
“Authorized Officer” means, when used with respect to the Issuer, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or Secretary of the Issuer and when used with respect to the Guarantor, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or Secretary of the Guarantor.
“Authorized Person” means, (i) when used with respect to the Issuer, (a) any Authorized Officer of the Issuer and (b) any Authorized Officer of the Guarantor designated to act in the name of the Issuer pursuant to a Board Resolution of the Issuer and (ii) when used with respect to the Guarantor, any Authorized Officer of the Guarantor.
“Board of Directors” means, as to any Person, (i) the board of directors (or similar governing body) of such Person, (ii) any duly authorized committee of such board, or (iii) any officer, director, or authorized representative of such Person, in each case duly authorized by such board to act hereunder.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person (or, in the case of the Issuer, any Authorized Person thereof) to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means any day other than a Legal Holiday.
“Capital Stock” means:
1.
with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

2.
with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“Cash Equivalents” means:
(a)
debt securities denominated in Canadian dollars, euro, pounds sterling or U.S. dollars to be issued or directly and fully guaranteed or insured by the government of Canada, a Participating Member State, the U.K. or the U.S., as applicable, where the debt securities have not more than twelve months to final maturity and are not convertible into any other form of security;

(b)
commercial paper denominated in Canadian dollars, euro, pounds sterling or U.S. dollars maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least P1 from Moody’s and A1 from S&P;

(c)
certificates of deposit denominated in Canadian dollars, euro, pounds sterling or U.S. dollars having not more than twelve months to maturity issued by a bank or financial institution incorporated or having a branch in Canada, a Participating Member State in the United Kingdom or the United States, provided that the bank is rated P1 by Moody’s or A1 by S&P;

(d)
any cash deposit denominated in Canadian dollars, euro, pounds sterling or U.S. dollars with any commercial bank or other financial institution, in each case whose long term unsecured, unsubordinated debt rating is at least A3 by Moody’s or A- by S&P;

(e)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank or financial institution meeting the qualifications specified in clause (d) above; and

(f)
investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (e) above.

“Change of Control” means the occurrence of one or more of the following events:
1.
any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Guarantor to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the applicable Indenture);

2.
the approval by the holders of Capital Stock of the Guarantor of any plan or proposal for the liquidation or dissolution of the Guarantor (whether or not otherwise in compliance with the provisions of the applicable Indenture); or

3.
any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Guarantor.

For the avoidance of doubt, the consummation of the Guarantor Conversion or Equinix Substitution shall not constitute a “Change of Control.”
“Change of Control Triggering Event” means, in each case, the occurrence of both (i) a Change of Control and (ii) a Rating Event.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock and includes, without limitation, all series and classes of such common stock.
“Consolidated Depreciation, Amortization and Accretion Expense” means with respect to any Person for any period, the total amount of depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and accretion expense, including the amortization of deferred financing fees or costs of such Person and its Restricted Subsidiaries for such period, on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:
(a)
increased (without duplication) by the following, in each case to the extent deducted in determining Consolidated Net Income for such period:

(1)
provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes and foreign withholding taxes (including any levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a governmental agency, and any related interest, penalty, charge, fee or other amount) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(2)
Consolidated Interest Expense of such Person for such period to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(3)
Consolidated Depreciation, Amortization and Accretion Expense of such Person for such period to the extent that the same were deducted (and not added back) in computing Consolidated Net Income; plus

(4)
any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering or the incurrence of Indebtedness permitted to be incurred in accordance with the applicable Indenture (including a refinancing thereof) (whether or not successful), in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(5)
any other Non-cash Charges, including any provisions, provision increases, write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such Non-cash Charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(6)
any costs or expenses incurred by the Guarantor or a Restricted Subsidiary of the Guarantor pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Guarantor or net cash proceeds of an issuance of Equity Interest of the Guarantor (other than Disqualified Capital Stock); plus

(7)
cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (b) below for any previous period and not added back; plus

(8)
any net loss from disposed or discontinued operations; plus

(9)
any net unrealized loss (after any offset) resulting in such period from obligations under any Currency Agreements and the application of ASC 815; provided that to the extent any such Currency Agreement relates to items included in the preparation of the income statement (as opposed to the balance sheet, as reasonably determined by the Guarantor), the realized loss on a Currency Agreement shall be included to the extent the amount of such hedge gain or loss was excluded in a prior period; plus

(10)
any net unrealized loss (after any offset) resulting in such period from (A) currency translation or exchange losses including those (x) related to currency remeasurements of Indebtedness and (y) resulting from hedge agreements for currency exchange risk and (B) changes in the fair value of Indebtedness resulting from changes in interest rates; plus

(11)
the amount of any minority interest expense (less the amount of any cash dividends paid in such period to holders of such minority interests); plus

(12)
the amount of any costs and expenses associated with the Guarantor Conversion, including, without limitation, planning and advisory costs related to the foregoing; and

(b)
decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(1)
non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period;

(2)
any net gain from disposed or discontinued operations;

(3)
any net unrealized gain (after any offset) resulting in such period from obligations under any Currency Agreements and the application of ASC 815; provided that to the extent any such Currency Agreement relates to items included in the preparation of the income statement (as opposed to the balance sheet, as reasonably determined by the Guarantor), the realized gain on a Currency Agreement shall be included to the extent the amount of such hedge gain or loss was excluded in a prior period; plus

(4)
any net unrealized gains (after any offset) resulting in such period from (A) currency translation or exchange gains including those (x) related to currency remeasurements of Indebtedness and (y) resulting from hedge agreements for currency exchange risk and (B) changes in the fair value of Indebtedness resulting from changes in interest rates.

For purposes of this definition, calculations shall be done after giving effect on a pro forma basis for the period of such calculation to:
1.
the incurrence or repayment of any Indebtedness or the designation or elimination (including by de-designation) of any Designated Revolving Commitments of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment of Indebtedness or designation or elimination (including by de-designation) of Designated Revolving Commitments, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period (and in the case of Designated Revolving Commitments, as if Indebtedness in the full amount of any undrawn Designated Revolving Commitments had been incurred throughout such period); and

2.
any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:
1.   the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and the amortization or write-off of deferred financing costs, including commitment fees; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; (d) non-cash interest expense (other than non-cash interest on any convertible or exchangeable debt issued by the Guarantor that exists by virtue of the bifurcation of the debt and equity components of such convertible or exchangeable notes and the application of ASC 470-20 (or related accounting pronouncement(s))); (e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptance financing; (f) dividends with respect to Disqualified Capital Stock; (g) dividends with respect to Preferred Stock of Restricted Subsidiaries of such Person; (h) imputed interest with respect to Sale and Leaseback Transactions; and (i) the interest portion of any deferred payment obligation; plus
2.   the interest component of Finance Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; less

3.   interest income for such period.
“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (without duplication):
1.
any after tax effect of extraordinary, non-recurring or unusual gains or losses (including all fees and expenses relating thereto) or expenses;

2.
any net after tax gains or losses on disposal of disposed, abandoned or discontinued operations;

3.
any after tax effect of gains or losses (including all fees and expenses relating thereto) attributable to sale, transfer, license, lease or other disposition of assets or abandonments or the sale, transfer or other disposition of any Equity Interest of any Person other than in the normal course of business;

4.
the net income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, except to the extent of cash dividends or distributions paid to the Guarantor or to a Restricted Subsidiary of the Guarantor by such Person;

5.
any after tax effect of income (loss) from the early extinguishment of (1) Indebtedness, (2) obligations under any Currency Agreement or (3) other derivative instruments;

6.
any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

7.
any non-cash compensation charge or expense including any such charge arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights;

8.
any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction, amendment or modification of any debt instrument;

9.
income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

10.
in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor entity prior to such consolidation, merger or transfer of assets;

11.
the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise; and

12.
acquisition-related costs resulting from the application of ASC 805.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, but without duplication, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any sale, conveyance, transfer or other disposition of assets permitted under the applicable Indenture (in each case, whether or not non-recurring).
“Corporate Trust Office of the Trustee” means the address of the Trustee specified in the Indenture or such other address as to which the Trustee may give notice to the Obligors.
“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Guarantor or any Restricted Subsidiary of the Guarantor against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.
“Designated Revolving Commitments” means the amount or amounts of any commitments to make loans or extend credit on a revolving basis to the Guarantor or any of its Restricted Subsidiaries by any Person other than the Guarantor or any of its Restricted Subsidiaries that has or have been designated (but only to the extent so designated) in an officers’ certificate delivered to the Trustee as “Designated Revolving Commitments” until such time as the Obligors subsequently deliver an officers’ certificate to the Trustee to the effect that the amount or amounts of such commitments shall no longer constitute “Designated Revolving Commitments.”
“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in each case, on or prior to the final maturity date of the notes.
“Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized under the laws of the United States, any State thereof or the District of Columbia.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Equity Offering” means any public or private sale of Common Stock or Preferred Stock of the Guarantor (excluding Disqualified Capital Stock), other than:
(a)
public offerings with respect to the Guarantor’s or any direct or indirect parent company’s Common Stock registered on Form S-4 or Form S-8 (or similar forms under non-U.S. law);

(b)
issuances to any Subsidiary of the Guarantor;

(c)
issuances pursuant to the exercise of options or warrants outstanding on the date hereof;

(d)
issuances upon conversion of securities convertible into Common Stock outstanding on the date hereof;

(e)
issuances in connection with an acquisition of property in a transaction entered into on an arm’s-length basis; and

(f)
issuances pursuant to employee stock plans.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of each Obligor or any duly appointed officer of the Obligors or a Restricted Subsidiary, as applicable, acting reasonably and in good faith and, in respect of any asset or property with a fair market value in excess of $100.0 million, shall be determined by the Board of Directors of each Obligor and shall be evidenced by a Board Resolution of the Board of Directors of each Obligor delivered to the Trustee.
“Finance Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as finance lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.
“Fitch” means Fitch Ratings Inc., or any successor to the rating agency business thereof.

“Four Quarter Period” means the period of four full fiscal quarters for which financial statements are available ending prior to the date of the transaction (the “Transaction Date”) giving rise to the need to make such calculation.
“GAAP” means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of July 11, 2011.
“Guarantor Conversion” means the actions taken by the Guarantor and its Subsidiaries in connection with the Guarantor’s qualification as a REIT, including without limitation, (y) separating from time to time all or a portion of its United States and international businesses into, as defined by the Code, taxable REIT subsidiaries (“TRS”) and/or qualified REIT subsidiaries (“QRS”) (it being understood that any such TRS and/or QRS shall remain Restricted Subsidiaries, as applicable, as prior to the Guarantor Conversion) and (z) amending its charter to impose ownership limitations on the Guarantor’s Capital Stock directly or indirectly by merging into a Wholly Owned Restricted Subsidiary of the Guarantor.
“Indebtedness” means with respect to any Person, without duplication:
(1)
all Obligations of such Person for borrowed money;

(2)
all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)
all Finance Lease Obligations and all Attributable Debt of such Person;

(4)
all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding (i) trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 120 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

(5)
all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit (A) securing Obligations (other than Obligations described in (1)-(4) above) entered into the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit) or (B) that are otherwise cash collateralized;

(6)
guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)
all Obligations of any other Person of the type referred to in clauses (1) through (6) that are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(8)
all Obligations under Currency Agreements and Interest Swap Obligations of such Person;

(9)
all Disqualified Capital Stock issued by such Person or Preferred Stock issued by such Person’s non-Domestic Restricted Subsidiaries with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; and

(10)
the aggregate amount of Designated Revolving Commitments in effect on such date.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the applicable Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.
“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.
“Investment Grade Rating” means a rating equal to or greater than BBB- by S&P and Fitch and Baa3 by Moody’s or the equivalent thereof under any new ratings system if the ratings system of any such agency shall be modified after the Issue Date, or the equivalent rating of any other Rating Agency selected by the Issuer as provided in the definition of “Rating Agency.”
“Issue Date” means May   , 2026.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the State of New York, Toronto, Ontario, Canada or the Corporate Trust Office of the Trustee, or the relevant place of payment are authorized or required by law or executive order to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that, in any event and not in limitation of the foregoing, a lease shall not be deemed to be a Lien if such lease is classified as an operating lease under GAAP.
“Material Subsidiary” means a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.
“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
“Non-cash Charges” means, with respect to any Person, (a) losses on asset sales, disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).
“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Pari Passu Indebtedness” means any Indebtedness of the Guarantor that ranks pari passu in right of payment with the Guarantor’s guarantee of the applicable series of notes.
“Participating Member State” means each state, so described in any European Monetary Union legislation, which was a participating member state on December 31, 2003.
“Permitted Liens” means the following types of Liens:
(1)
Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Guarantor or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)
statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)
Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)
judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5)
easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Guarantor or any of its Restricted Subsidiaries;

(6)
any interest or title of a lessor under any Finance Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Finance Lease Obligation (other than other property that is subject to a separate lease from such lessor or any of its Affiliates);

(7)
Liens securing Purchase Money Indebtedness incurred in the ordinary course of business; provided that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Guarantor or any Restricted Subsidiary of the Guarantor other than the property and equipment so acquired or other property that was acquired from such seller or any of its Affiliates with the proceeds of Purchase Money Indebtedness and (b) the Lien securing such Purchase Money Indebtedness shall be created within 360 days of such acquisition;

(8)
Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9)
Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10)
Liens securing Interest Swap Obligations;

(11)
Liens securing Indebtedness under Currency Agreements;

(12)
Liens securing Acquired Indebtedness; provided that:

(a)
such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Guarantor or a Restricted Subsidiary of the Guarantor and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Guarantor or a Restricted Subsidiary of the Guarantor; and

(b)
such Liens do not extend to or cover any property or assets of the Guarantor or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Guarantor or a Restricted Subsidiary of the Guarantor and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Guarantor or a Restricted Subsidiary of the Guarantor;

(13)
Liens on assets of a Restricted Subsidiary of the Guarantor;

(14)
leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Guarantor and its Restricted Subsidiaries;

(15)
banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(16)
Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(17)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(18)
Liens (a) on inventory held by and granted to a local distribution company in the ordinary course of business and (b) in accounts purchased and collected by and granted to a local distribution company that has agreed to make payments to the Guarantor or any of its Restricted Subsidiaries for such amounts in the ordinary course of business;

(19)
[Reserved];

(20)
Liens securing Indebtedness in respect of Sale and Leaseback Transactions;

(21)
[Reserved];

(22)
Liens securing Indebtedness in respect of mortgage financings; and

(23)
Liens with respect to obligations (including Indebtedness) of the Guarantor or any of its Restricted Subsidiaries otherwise permitted under the applicable Indenture that do not exceed an amount equal to (x) 3.5 times (y) the Consolidated EBITDA of the Guarantor for the Four Quarter Period to and including the most recent fiscal quarter for which financial statements are internally available immediately preceding such date.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
“Purchase Money Indebtedness” means Indebtedness of the Guarantor and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.
“Rating Agency” means (1) each of Fitch, Moody’s and S&P and (2) if Fitch, Moody’s or S&P ceases to rate the applicable series of notes for reasons outside of the Obligors’ control, a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act selected by the Issuer as a replacement agency for Fitch, Moody’s or S&P, as the case may be.
“Rating Event” means that the notes of an applicable series are downgraded by at least one rating category from the applicable rating of such notes on the first day of the Trigger Period by two of the Rating Agencies and/or cease to be rated by two of the Rating Agencies, in each case, on any date during the Trigger Period; provided that a Rating Event will not be deemed to have occurred unless the rating category of the applicable series of notes is below an Investment Grade Rating by two of the Rating Agencies; provided, further, that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control if each applicable downgrading Rating Agency does not publicly announce or confirm or inform the Trustee in writing at the Issuer’s request that the reduction was the result of the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Change of Control Triggering Event). Notwithstanding the foregoing, no Rating Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated; provided that in the event that a Rating Agency does not provide a rating of an applicable series of notes on the first day of the Trigger Period, such absence of rating shall be treated as both a downgrade in the rating of such notes below an Investment Grade Rating by such Rating Agency and a downgrade that results in such notes no longer being rated at the rating category in effect on the first day of the Trigger Period by such Rating Agency, in each case, and shall not be subject to the second proviso in the immediately preceding sentence. The Trustee shall have no obligation to determine whether a Rating Event has occurred.
“REIT” means a “real estate investment trust” as defined and taxed under Sections 856-860 of the Code.
“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.
“S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.
“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Guarantor or a Restricted Subsidiary of any property, whether owned by the Guarantor or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Guarantor or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Subordinated Indebtedness” means Indebtedness of the Issuer or the Guarantor that is subordinated or junior in right of payment to the notes or the guarantee, respectively, of the applicable series.
“Subsidiary,” with respect to any Person, means:
(1)
any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)
any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Tax” or “Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings (including backup withholdings), fees and any charges of a similar nature (including interest, fines, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.
“Trigger Period” means the 60-day period commencing on the earlier of (i) the occurrence of a Change of Control or (ii) the first public announcement of the occurrence of a Change of Control or the Guarantor’s intention to effect a Change of Control (which Trigger Period will be extended so long as the ratings of the applicable series of notes are under publicly announced consideration for possible downgrade by any two of the three Rating Agencies); provided that the Trigger Period will terminate with respect to each Rating Agency when such Rating Agency takes action (including affirming its existing ratings) with respect to such Change of Control.
“Unrestricted Subsidiary” of any Person means:
(1)
any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)
any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Guarantor may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Guarantor or any other Subsidiary of the Guarantor that is not a Subsidiary of the Subsidiary to be so designated; provided that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Guarantor or any of its Restricted Subsidiaries.
The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.
“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Guarantor or another Wholly Owned Restricted Subsidiary.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following are the material U.S. federal income tax consequences of ownership and disposition of each series of notes and should be applied separately to each series. This discussion applies only to notes that are:
•
held by those initial investors who purchased such notes in this offering at the “issue price,” which will equal the first price at which a substantial amount of the applicable series of notes is sold for money to investors (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•
held as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe any state, local or non-U.S. tax consequences or any U.S. federal tax consequences other than income tax consequences (such as estate or gift tax consequences). This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to an investor in light of the investor’s particular circumstances, including any minimum tax or Medicare contribution tax consequences, or tax consequences applicable to holders subject to special rules, such as:
•
banks or other financial institutions;

•
insurance companies;

•
regulated investment companies or real estate investment trusts;

•
dealers in securities;

•
traders in securities that use a mark-to-market method of tax accounting;

•
persons holding notes as part of a “straddle,” integrated transaction or similar transaction;

•
persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under Section 451(b) of the Code;

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•
U.S. expatriates;

•
entities classified as partnerships for U.S. federal income tax purposes (and investors in such entities);

•
any purchasers of the notes that are holders of any obligations that may be paid using the proceeds from the issuance of the notes; or

•
tax-exempt entities.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships considering an investment in the notes and partners in such partnerships should consult their tax advisors as to their particular U.S. federal income tax consequences of holding and disposing of the notes.
This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to or different interpretations of any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly on a retroactive basis. Persons considering the purchase of notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
The notes are treated for U.S. federal income tax purposes as issued by a “United States person” within the meaning of Section 7701(a)(30) of the Code. Therefore, interest income on the notes generally is expected to be treated as U.S.-source income for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders
As used herein, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or, to the extent provided in Treasury regulations, a trust in existence on August 20, 1996 that has elected to be treated as a domestic trust.

Potential contingent payment debt treatment.   Under certain circumstances, we may pay holders amounts in excess of the stated interest and principal payable on the notes or in advance of their scheduled payment dates. For instance, we would be required to offer to repurchase notes in the circumstances described under “Description of Notes — Change of Control Triggering Event.” Although the issue is not free from doubt, we intend to take the position that the possibility of such contingencies does not result in the notes being treated as contingent payment debt instruments (including nonfunctional currency contingent payment debt instruments) under the applicable Treasury Regulations. Our position is binding on a U.S. Holder unless such U.S. Holder discloses a contrary position in the manner required by applicable Treasury Regulations. A successful challenge of this position by the Internal Revenue Service (“IRS”) could adversely affect the timing and amount of a U.S. Holder’s income and could cause any gain from the sale or other disposition of a note to be treated as ordinary income. U.S. Holders should consult their tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
Payments of interest.   Stated interest on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes. It is expected, and therefore this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. Interest income will be treated as U.S.-source income for U.S. federal income tax purposes, which may be relevant to a U.S. Holder in calculating the U.S. Holder’s foreign tax credit limitation.
U.S. Holders that use the cash method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of a CAD interest payment determined based on the spot rate on the date the payment is received, regardless of whether the payment is in fact converted into U.S. dollars. Such U.S. Holders generally will not recognize foreign currency exchange gain or loss with respect to the receipt of interest payments. U.S. Holders that use the accrual method of accounting for U.S. federal income tax purposes will accrue interest income on the notes in CAD and translate that amount into U.S. dollars at the average rate of exchange for the accrual period (or, with respect to an accrual period that spans two taxable years, at the average rate of exchange for the partial period within the taxable year). Alternatively, an accrual-method U.S. Holder may elect to translate accrued interest income into U.S. dollars at the spot rate in effect on the last day of the accrual period (or the last day of the taxable year, in the case of a partial accrual period) or at the spot rate on the date the payment is received, if that date is within five business days of the last day of the accrual period. This election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. Accrual-method U.S. Holders will recognize foreign currency exchange gain or loss in an amount equal to the difference between the U.S. dollar value of a CAD interest payment received in respect of an accrual period (determined based on the spot rate on the date the payment is received) and the U.S. dollar value of interest income that has accrued during the accrual period (as described above), regardless of whether the payment is in fact converted into U.S. dollars. Any foreign currency exchange gain or loss will generally be treated as U.S.-source ordinary income or loss.
Sale, exchange, redemption, retirement or other taxable disposition of the notes.   Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition of the note and the U.S. Holder’s tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued stated interest. Amounts attributable to accrued stated interest are treated as interest as described under “— Payments of interest” above. A U.S. Holder’s tax basis in a note will generally be the U.S. dollar value of the CAD amount paid for the note, generally determined on the date of the purchase. However, if the notes are traded on an established securities market, and the U.S. Holder is a cash-method taxpayer (or an accrual-method taxpayer that so elects), the U.S. Holder will determine the U.S. dollar value of the CAD amount paid for the note at the spot rate on the settlement date of the purchase. An accrual-method U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS. If a note is sold, exchanged or otherwise disposed of in a taxable transaction for an amount denominated in CAD, a U.S. Holder’s amount realized generally will equal the U.S. dollar value of the CAD received in the sale, exchange or other taxable disposition, generally calculated at the spot rate in effect on the date of the disposition (or the settlement date of the disposition if the notes are traded on an established securities market and the U.S. Holder is a cash method taxpayer or an electing accrual method taxpayer, as described above). Except to the extent of foreign currency gain or loss (as described below), gain or loss recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, redemption, retirement or other taxable disposition the note has been held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.
A U.S. Holder may recognize foreign currency gain or loss upon the sale, exchange, redemption, retirement or other taxable disposition of a note as a result of fluctuations in the CAD-U.S. dollar exchange rate. Gain or loss attributable to such fluctuations will equal the difference between (i) the U.S. dollar value of the U.S. Holder’s purchase price in CAD of the note, determined using the spot rate on the date the note is disposed of (or, possibly, in the case of cash method or electing accrual method taxpayers, the settlement date of such disposition, if the note is treated as traded on an established securities market), and (ii) the U.S. dollar value of the U.S. Holder’s purchase price in CAD of the note, determined using the spot rate on the date the U.S. Holder acquired the note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss recognized by a U.S. Holder on the sale, exchange, redemption, retirement or other taxable disposition of the note. Any such gain or loss generally will be ordinary income or loss and generally will constitute U.S.-source income. If a U.S. Holder recognizes a loss upon a sale, exchange, redemption, retirement or other taxable disposition of a note and such loss is above certain thresholds (which thresholds are, in the case of individuals and trusts, significantly lower for foreign currency losses than for other loss transactions), the U.S. Holder may be required to file a disclosure statement with the IRS. U.S. Holders should consult their own tax advisors regarding this reporting obligation and the significant penalties for non-compliance.
Backup withholding and information reporting.   Information returns will generally be filed with the IRS in connection with payments of interest on the notes and the proceeds from a sale, exchange, redemption, retirement or other disposition of the notes. A U.S. Holder will be subject to backup withholding on these payments if the U.S. Holder fails to provide its taxpayer identification number to the applicable withholding agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Tax Consequences to Non-U.S. Holders
As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:
•
a nonresident alien individual;

•
a foreign corporation; or

•
a foreign estate or trust.

“Non-U.S. Holder” does not include a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition of the notes. Such a holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the ownership and disposition of the notes.
Potential contingent payment debt treatment.   As described in more detail above under “Tax Consequences to U.S. Holders — Potential contingent payment debt treatment,” Equinix intends to take the position that the possibility of making payments in excess of the stated interest and principal payable on the notes, or in advance of their scheduled payment dates, under certain circumstances does not result in the notes being treated as contingent payment debt instruments (including nonfunctional currency contingent payment debt instruments). The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.
Payments on the notes.   Subject to the discussions below concerning backup withholding and FATCA, payments of principal and interest on the notes to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax, provided that, in the case of interest, the Non-U.S. Holder qualifies for the “portfolio interest exception,” which will be the case if:
•
the Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Guarantor entitled to vote and is not a controlled foreign corporation related, actually or constructively, to the Guarantor through stock ownership;

•
the Non-U.S. Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•
the interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States; and

•
the beneficial owner of the note certifies on a properly executed IRS Form W-8BEN or Form W8BEN-E, under penalties of perjury, that it is not a United States person.

If a Non-U.S. Holder cannot meet the above requirements, such Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% (or lower applicable treaty rate) on any payments of interest on the notes that are not effectively connected with the conduct of a United States trade or business. To claim a reduction in or exemption from such withholding under an applicable treaty, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E claiming such entitlement.
If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on the note is effectively connected with the conduct of this trade or business, unless an applicable income tax treaty provides otherwise, payments of interest to the Non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph and will generally be taxed in the same manner as payments of interest to a U.S. Holder (see “Tax Consequences to U.S. Holders” above), except that the Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or other applicable form) in order to claim an exemption from the withholding tax discussed in the preceding paragraph. Non-U.S. Holders are urged to consult their own tax advisors regarding whether an applicable income tax treaty provides for a different result and regarding other U.S. federal tax consequences of the ownership and disposition of notes, including for a corporate Non-U.S. Holder the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits, subject to adjustments.
Sale, exchange, redemption, retirement or other taxable disposition of notes.   Subject to the discussions below concerning backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain recognized on a sale, exchange, redemption, retirement or other taxable disposition of notes (other than with respect to amounts attributable to accrued interest which will be subject to tax in the manner described above), unless the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, subject to an applicable income tax treaty providing otherwise.
If a Non-U.S. Holder is engaged in a trade or business in the United States and gain recognized by the Non-U.S. Holder on a sale, exchange, redemption, retirement or other disposition of notes is effectively connected with a conduct of such trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above), subject to an applicable income tax treaty providing otherwise. Non-U.S. Holders whose gain from dispositions of notes may be effectively connected with the conduct of a trade or business in the United States are urged to consult their own tax advisors with respect to the U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of an additional branch profits tax imposed at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits, subject to adjustments.
Backup withholding and information reporting.   Information returns will be filed with the IRS in connection with payments of interest on the notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes (including a retirement or redemption) and the Non-U.S. Holder may be subject to backup withholding on payments of interest on the notes or on the proceeds from a sale or other disposition of the notes. Compliance with the certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA
Provisions commonly referred to as “FATCA” impose U.S. federal withholding of 30% on payments of interest on the notes to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities (whether such foreign financial institutions or other non-U.S. entities are beneficial owners or intermediaries) unless various U.S. information reporting, withholding and due diligence requirements (generally relating to ownership by U.S. persons of equity or debt interests in or accounts with those entities) have been satisfied, or an exemption applies. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld (in excess of its U.S. federal income tax liability) by filing a U.S. federal income tax return (which may entail significant administrative burden).
Although existing FATCA regulations would also impose withholding on payments of gross proceeds from the sale or other disposition (including a retirement or redemption) of the notes, under proposed regulations (the preamble to which provides that taxpayers may rely on them pending finalization), no such withholding on gross proceeds would apply. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in the notes.
Equinix, Inc. Assumption of the Notes
As described in “Description of Notes — Guarantee”, Equinix, Inc. has the right to assume the obligations of the Issuer under the notes, at Equinix Inc.’s option, at any time. The U.S. federal income tax treatment of such an assumption will generally depend on whether the assumption results in a “modification” of the terms of the notes that is “significant” within the meaning of applicable Treasury Regulations and, if the assumption does result in a “significant modification,” whether the deemed exchange qualifies as a “recapitalization” (within the meaning of the Code and applicable Treasury Regulations). The determination of whether a modification is “significant” is generally based on all the facts and circumstances. Although the matter is not free from doubt, Equinix, Inc. anticipates and, to the extent required to take a position, intends to take the position that any such assumption should not result in a significant modification under these rules. However, each holder is urged to consult its tax advisor regarding the U.S. federal income tax consequences of any such assumption.

UNDERWRITING
We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Merrill Lynch Canada Inc., RBC Dominion Securities Inc., Scotia Capital Inc. and TD Securities Inc. are acting as representatives of the underwriters. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of the notes indicated in the following table opposite the name of such underwriter.
Underwriters	Principal amount of the 20 notes	Principal amount of the 20 notes
Merrill Lynch Canada Inc.	C$	C$
RBC Dominion Securities Inc.
Scotia Capital Inc.
TD Securities Inc.
Total	C$	C$
The obligations of the underwriters under the underwriting agreement, including their agreement to purchase notes from us, are several and not joint. The underwriting agreement provides that the underwriters have agreed to purchase all of the notes being offered, if any are purchased. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Notes sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. If all the notes are not sold at the initial offering prices, the underwriters may change the offering prices and the other selling terms.
Each series of notes is a new issue of securities with no established trading market. We will not apply for listing of the notes on any securities exchange or any automated dealer quotation system. We have been advised by certain of the underwriters that the underwriters currently intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.
In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.
It is expected that delivery of the notes will be made against payment therefor on or about May    , 2026, which is the fifth Toronto and fifth New York business day following the date of pricing of the notes (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to closing will be required, by virtue of the fact that the notes initially will settle on May    , 2026, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

We estimate that our total expenses for this offering, other than the underwriting discount, will be approximately C$      .
In the underwriting agreement, we have agreed that:
•
we will not offer or sell any of our debt securities (other than the notes offered pursuant to this prospectus supplement) until the day after the initial issue date of the notes without the prior consent of the representatives; and

•
we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Certain of the underwriters or their affiliates are customers of ours and engage in transactions with us or our affiliates in the ordinary course of business.
Certain of the underwriters or their affiliates act as sales agents under our “at-the-market” program. Certain affiliates of the underwriters act as lenders and/or agents under our existing credit facilities or have other lending relationships with us, certain of the underwriters have acted as underwriters for offerings of our common stock and/or our existing senior notes, and certain underwriters and their affiliates may from time to time hold our senior notes for their own account. Certain of the underwriters or their affiliates routinely hedge, certain of the underwriters or their affiliates are likely to hedge or otherwise reduce, and certain other of the underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.
In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Certain of the underwriters are not broker-dealers registered with the SEC, and therefore may not make sales of any notes in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations.
You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.
Selling Restrictions
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the

“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MIFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or both) of: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRS”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers of notes to the public under the POATRs.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in paragraph 15 of Schedule 1 to the POATRs) who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Market Act 2000, as amended) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom this document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
The notes have not been and will not be registered under the Financial Instruments and Exchange Act and are subject to the Special Taxation Measures Act of Japan (Act No. 26 of 1957), as amended (the “Special Taxation Measures Act”). The notes may not be offered or sold directly or indirectly (i) in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and government guidelines of Japan; or (ii) as part of the initial distribution of the notes at any time, to, or for the benefit of, any person other than a beneficial owner that is, (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the Issuer as described in Article 6, paragraph (4) of the Special Taxation Measures Act, (b) a Japanese financial institution, designated in Article 6 paragraph (9) of the Special Taxation Measures Act or (c) an individual resident of Japan or a Japanese corporation whose receipt of interest on the notes is made through a payment handling agent in Japan as defined in Article 2-2 paragraph (2) of the Cabinet Order relating to the Special Taxation Measures Act.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, any free writing prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Canada
The notes will be sold in Canada on a private placement basis to “accredited investors” who, in certain circumstances, are also “permitted clients”, each as defined under applicable Canadian securities laws, and in such a manner that is exempt from the prospectus requirements of applicable Canadian securities laws, in each case in accordance with the terms and conditions of the Canadian offering memorandum dated on or about the date hereof.
Purchasers of the notes in any jurisdiction are hereby notified that certificates representing the notes will bear legends about resales of the notes in Canada to the following effect:
EXCEPT IN THE PROVINCE OF MANITOBA, UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE NOTES MUST NOT TRADE THE NOTES BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (I) THE DATE OF DISTRIBUTION, AND (II) THE DATE THE ISSUER BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.
IN THE PROVINCE OF MANITOBA, UNLESS OTHERWISE PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION OR WITH THE PRIOR WRITTEN

CONSENT OF THE APPLICABLE REGULATORS, THE HOLDER OF THIS NOTE MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS TWELVE MONTHS AND A DAY AFTER THE DATE THE HOLDER ACQUIRED THE SECURITY.
Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in the notes. The notes may not be offered, directly or indirectly, to the public in Switzerland, except that offers of notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)   to any person which is a professional client as defined under FinSA;
(b)   to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of representatives for any such offer; or
(c)   in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance, provided that no such offer of notes shall require the Issuer, the Guarantor or any underwriter to publish a prospectus pursuant to Article 35 FinSA.
The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.
People’s Republic of China
The notes may not be offered and sold in the People’s Republic of China (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by the securities laws or other relevant regulations of the PRC.
This prospectus supplement and the accompanying prospectus (i) have not been filed with or approved by the PRC authorities and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any notes in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC. The notes may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.
Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

LEGAL MATTERS
The legality of the notes offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, Redwood City, California, with respect to U.S. legal matters, and by Blake, Cassels & Graydon LLP, Toronto, Ontario, with respect to Canadian legal matters. Sullivan & Worcester LLP, Boston, Massachusetts, has passed upon our qualification and taxation as a REIT in an opinion filed with our Current Report on Form 8-K filed on February 11, 2026. The underwriters have been represented by Simpson Thacher & Bartlett LLP, Palo Alto, California, with respect to U.S. legal matters and Stikeman Elliott LLP, Toronto, Ontario, with respect to Canadian legal matters.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. Information about us is also available at our website at investor.equinix.com. The information on, or accessible through, our website is not a part of this prospectus or any prospectus supplement.
We have filed with the SEC a registration statement on Form S-3, as amended (as so amended, the “registration statement”), under the Securities Act relating to the notes offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information not contained in this prospectus supplement or the accompanying prospectus.
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement:
•
Current Reports on Form 8-K filed on February 11, 2026 (reporting under Item 8.01), February 12, 2026, February 18, 2026, March 5, 2026, and March 10, 2026 (only with respect to Item 5.02);

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;

•
Annual Report on Form 10-K for the year ended December 31, 2025; and

•
Definitive Proxy Statement on Schedule 14A filed on April 2, 2026, to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed filed with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, except as expressly set forth by specific reference above.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (650) 598-6000 or by writing to us at the following address:
Equinix, Inc.
One Lagoon Drive
Redwood City, CA 94065
Attn: Investor Relations

PROSPECTUS
Equinix, Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
Guarantees of Debt Securities
Equinix Europe 2 Financing Corporation LLC
Debt Securities
Equinix Canada Financing Ltd.
Debt Securities
Equinix Asia Financing Corporation Pte. Ltd.
Debt Securities
Equinix, Inc. may offer from time to time common stock, preferred stock, debt securities, depositary shares representing preferred stock, warrants, purchase contracts, units or guarantees of debt securities, in one or more offerings, in amounts, at prices and on terms determined at the time of such offering. Equinix Europe 2 Financing Corporation LLC (“Equinix Europe 2 Finco”), an indirect, wholly-owned subsidiary of Equinix, Inc., may offer from time to time debt securities that are fully and unconditionally guaranteed by Equinix, Inc. in one or more offerings, in amounts, at prices and on terms determined at the time of such offering. Equinix Canada Financing Ltd. (“Equinix Canada Finco”), an indirect, wholly-owned subsidiary of Equinix, Inc., may offer from time to time debt securities that are fully and unconditionally guaranteed by Equinix, Inc. in one or more offerings, in amounts, at prices and on terms determined at the time of such offering. Equinix Asia Financing Corporation Pte. Ltd. (Singapore Company Registration Number 202500675W) (“Equinix Singapore Finco”), an indirect, wholly-owned subsidiary of Equinix, Inc., may offer from time to time debt securities that are fully and unconditionally guaranteed by Equinix, Inc. in one or more offerings, in amounts, at prices and on terms determined at the time of such offering. In this prospectus, we refer to the common stock, preferred stock, debt securities, depositary shares representing preferred stock, warrants, purchase contracts, units and guarantees of debt securities registered hereunder collectively as the “securities.” We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus and, if applicable, in the information incorporated by reference in this prospectus and related free writing prospectuses at the time of offering. You should read this prospectus, each applicable prospectus supplement, the information incorporated by reference, and any related free writing prospectuses carefully before you make your investment decision.
Equinix, Inc.’s common stock is listed on the Nasdaq Global Select Market under the symbol “EQIX.”
Investing in these securities involves risks. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 3 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 13, 2026

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.
As used in this prospectus, the terms “Equinix,” “us,” “we” and “our” refer to Equinix, Inc. and its consolidated subsidiaries, including Equinix Europe 2 Financing Corporation LLC, Equinix Canada Financing Ltd. and Equinix Asia Financing Corporation Pte. Ltd., unless otherwise specified or where it is clear from the context that the term only means Equinix, Inc., Equinix Europe 2 Financing Corporation LLC, Equinix Canada Financing Ltd. or Equinix Asia Financing Corporation Pte. Ltd. All references in this prospectus to Equinix Europe 2 Finco are to Equinix Europe 2 Financing Corporation LLC, all references in this prospectus to Equinix Canada Finco are to Equinix Canada Financing Ltd. and all references in this prospectus to Equinix Singapore Finco are to Equinix Asia Financing Corporation Pte. Ltd. Equinix Europe 2 Finco, Equinix Canada Finco and Equinix Singapore Finco are collectively referred to as the “Equinix Fincos”.

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EQUINIX
Equinix shortens the path to boundless connectivity anywhere in the world. Its digital infrastructure, data center footprint and interconnected ecosystems empower innovations that enhance our work, life and planet. Equinix connects economies, countries, organizations and communities, delivering seamless digital experiences and cutting-edge AI — quickly, efficiently and everywhere.
Companies today require an agile, resilient infrastructure to thrive in a digital world driven by data. Equinix provides interconnection-rich solutions and strategic expertise that empower the world’s businesses to scale securely, operate seamlessly and innovate with confidence.
We enable our customers to access all the right places, partners and possibilities they need to accelerate their competitive advantage. With Equinix, organizations can develop robust hybrid multicloud infrastructures to scale with agility, speed the launch of digital services and deliver world-class experiences.
Equinix, Inc. operates as a real estate investment trust for federal income tax purposes (“REIT”).
Equinix Fincos are indirect, wholly-owned subsidiaries of Equinix, Inc. Each Equinix Finco is a “finance subsidiary” (as such term is used in Regulation S-X Rule 13-01). Equinix Fincos have no operating assets and will not have any operating assets. Equinix Fincos do not and will not conduct any operations, other than as related to the issuance, administration, repayment and hedging of any debt securities that they have issued or may issue in the future and that have been or will be fully and unconditionally guaranteed by Equinix, Inc. No historical information relating to Equinix Fincos is presented or incorporated by reference into this prospectus. Our historical consolidated financial information as of December 31, 2025 and December 31, 2024, and for each of the fiscal years in the three-year period ended December 31, 2025, is incorporated in this prospectus by reference to our annual report on Form 10-K for the fiscal year ended December 31, 2025. See “Where You Can Find More Information.”
Our principal executive offices are located at One Lagoon Drive, Redwood City, CA 94065 and our telephone number is (650) 598-6000. Our website is located at www.equinix.com. Information contained on or accessible through our website is not part of this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf process, Equinix, Inc., Equinix Fincos or the selling securityholders to be named in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time in one or more offerings in amounts, at prices or on terms that will be determined at the time of the offering. This prospectus provides you with a general description of the securities Equinix, Inc., Equinix Fincos or the selling securityholders may offer. Each time Equinix, Inc., Equinix Fincos or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. For example, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements involve numerous risks and uncertainties and depend on assumptions, data or methods that may be incorrect or imprecise. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include, but are not limited to, those discussed in the “Risk Factors” section of this prospectus and under the heading “Risk Factors” in the documents incorporated by reference herein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. Other information about us is also on our website at www.equinix.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on or accessible through the SEC’s website and the information on or accessible through our website do not constitute a part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:
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Current Reports on Form 8-K filed on February 11, 2026 (reporting under Item 8.01) and February 12, 2026;

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Annual Report on Form 10-K for the year ended December 31, 2025; and

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The description of our outstanding common stock contained in our Registration Statement No. 000-31293 on Form 8-A filed with the SEC on August 9, 2000, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (650) 598-6000 or by writing to us at the following address:
Equinix, Inc.
One Lagoon Drive
Redwood City, CA 94065
Attn: Investor Relations

RISK FACTORS
An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include working capital, capital expenditures, acquisitions, or retirement of debt.

DESCRIPTION OF CAPITAL STOCK
The following summary of the terms of Equinix, Inc.’s capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the Delaware General Corporation Law (the “DGCL”) and Equinix, Inc.’s amended and restated certificate of incorporation (our “certificate of incorporation”) and amended and restated bylaws (our “bylaws”). Our certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” above. As used in this section under the heading “Description of Capital Stock”, the terms “we”, “our” and “us” refer to Equinix, Inc. only, unless otherwise indicated or the context otherwise requires.
Authorized Capital Stock
Under our certificate of incorporation, our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, $0.001 par value per share.
Common Stock
The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for the payment of dividends. All dividends are non-cumulative. In the event of the liquidation, dissolution or winding up of Equinix, Inc., the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “EQIX.”
Preferred Stock
Preferred stock may be issued from time to time in one or more series, each of which is to have the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in our certificate of incorporation, or in a resolution or resolutions providing for the issue of that series adopted by our board of directors.
Our board of directors has the authority, without stockholder approval, to create one or more series of preferred stock and, with respect to each series, to fix or alter as permitted by law, among other things, the number of shares of the series and the designation thereof, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of any redemption, redemption price or prices and liquidation preferences.
When we or the selling securityholders offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation.
The transfer agent for each series of preferred stock will be described in the prospectus supplement.
Restrictions on Ownership and Transfer
To facilitate compliance with the ownership limitations applicable to a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our certificate of incorporation contains restrictions on the ownership and transfer of our capital stock.
These ownership and transfer restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or that our stockholders might otherwise deem to be in their best interests.

For us to qualify for taxation as a REIT under the Code, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year. To facilitate compliance with these ownership requirements and other requirements for continued qualification as a REIT and to otherwise protect us from the consequences of a concentration of ownership among our stockholders, our certificate of incorporation contains provisions restricting the ownership or transfer of shares of capital stock.
The relevant sections of our certificate of incorporation provide that, subject to the exceptions and the constructive ownership rules described below, no person (as defined in our certificate of incorporation) may beneficially or constructively own more than 9.8% in value of the aggregate of outstanding shares of capital stock, including common stock and preferred stock, or more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of capital stock. We refer to these restrictions as the “ownership limits.”
The applicable constructive ownership rules under the Code are complex and may cause capital stock owned actually or constructively by an individual or entity to be treated as owned by another individual or entity. As a result, the acquisition of less than 9.8% in value of outstanding capital stock or less than 9.8% in value or number of outstanding shares of any class or series of capital stock (including through the acquisition of an interest in an entity that owns, actually or constructively, any class or series of capital stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value of outstanding capital stock or 9.8% in value or number of outstanding shares of any class or series of capital stock.
In addition to the ownership limits, our certificate of incorporation prohibits any person from actually or constructively owning shares of capital stock to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.
Our board of directors has in the past granted ownership limitation waivers and may, in its sole discretion, in the future grant such a waiver to a person exempting them from the ownership limits and certain other REIT limits on ownership and transfer of capital stock described above, and may establish a different limit on ownership for any such person. However, our board of directors may not exempt any person whose ownership of outstanding capital stock in violation of these limits would result in our failing to qualify as a REIT. In order to be considered by our board of directors for an ownership limitation waiver or a different limit on ownership, a person must make such representations and undertakings as are reasonably necessary to ascertain that such person’s beneficial or constructive ownership of capital stock will not now or in the future jeopardize our ability to qualify as a REIT under the Code and must generally agree that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the ownership limits and certain other REIT limits on ownership and transfer of capital stock described above) will result in the shares of capital stock being automatically transferred to a trust as described below. As a condition of its waiver, our board of directors may require an opinion of counsel or Internal Revenue Service ruling satisfactory to our board of directors with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the waiver or a different limit on ownership.
In connection with the waiver of the ownership limits or at any other time, our board of directors may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase and under certain assumptions stated in our certificate of incorporation, result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of total shares of capital stock or of the shares of a class or series of capital stock, as applicable, is in excess of such decreased ownership limits until such time as such person’s percentage of total shares of capital stock or of the shares of a class or series of capital stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of capital stock in excess of such percentage will be in violation of the ownership limits.

Our certificate of incorporation further prohibits:
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any person from transferring shares of capital stock if such transfer would result in shares of capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

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any person from beneficially or constructively owning shares of capital stock if such ownership would result in our failing to qualify as a REIT.

The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of capital stock that will or may violate the ownership limits or any of the other foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT.
Pursuant to our certificate of incorporation, if there is any purported transfer of our capital stock or other event or change of circumstances that, if effective or otherwise, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our capital stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the purported transferee. Any ordinary dividend paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to a trustee designated in accordance with the certificate of incorporation upon demand. Our certificate of incorporation also provides for adjustments to the entitlement to receive extraordinary dividends and other distributions as between the purported transferee and the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in our certificate of incorporation, then the transfer of the excess shares will be automatically void and of no force or effect.
Shares of our capital stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price at the time of such event and (ii) the market price on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses described below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds and extraordinary dividends in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary, and any ordinary dividends held by the trustee with respect to such capital stock will be promptly paid to the charitable beneficiary.
After receiving notice that the shares have been transferred to the trust, the trustee must, as soon as reasonably practicable (and, if the shares are listed on a national securities exchange, within 20 days) after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any ordinary dividends held by the trustee with respect to such capital stock. In addition, if prior to discovery by us that shares of our capital stock have been transferred to a trust, such shares of capital stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive as described above, such excess amount shall be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.
The trustee will be indemnified by us or from the proceeds of sales of capital stock in the trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our certificate of incorporation. The trustee will also be entitled to reasonable compensation for services provided as determined by agreement between the trustee and the board of directors, which compensation may be funded by us or the trust. If we pay any such indemnification or compensation, we are entitled on a first priority basis (subject to the trustee’s indemnification and compensation rights) to be reimbursed from the trust. To the extent the trust funds any such indemnification and compensation, the amounts available for payment to a purported transferee (or the charitable beneficiary) would be reduced.
The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.
Subject to the DGCL, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:
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to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

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to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken corporate action, then the trustee may not rescind and recast the vote.
In addition, if the board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of our capital stock set forth in our certificate of incorporation, the board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such violation, including but not limited to, causing us to repurchase shares of our capital stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
From time to time, at our request, every person that is an owner of 5% or more (or such lower percentage as required by the Code or the Treasury regulations thereunder) of the outstanding shares of any class or series of our capital stock, must provide us written notice of its name and address, the number of shares of each class and series of our capital stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of our capital stock, and any person (including the stockholder of record) who is holding shares of our capital stock for a beneficial owner or constructive owner will, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Bylaws and Delaware law
Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.
Among other things, our certificate of incorporation and bylaws:
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permit our board of directors to issue up to 100,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

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provide that, subject to the terms of any series of preferred stock, the authorized number of directors may be changed only by resolution of the board of directors;

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provide that, subject to the terms of any series of preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by the DGCL;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

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do not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose;

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provide that, subject to exceptions, certain waivers we may grant and constructive ownership rules, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, in excess of (i) 9.8% in value of the outstanding shares of all classes or series of Equinix stock or (ii) 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of Equinix stock (as described above in “Restrictions on Ownership and Transfer”);

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provide that our bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors;

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permit stockholders to act by written consent so long as stockholders holding at least 25% of the voting power of the outstanding capital stock request that the board of directors set a record date for the action by written consent, and in connection with such a request for the establishment of a record date, provide certain information, make certain representations and comply with certain requirements relating to the proposed action and their ownership of our stock; and

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provide that special meetings of our stockholders may be called in limited circumstances. Special meetings of stockholders may be called by our board of directors or the chairman of the board of directors, the President or the Secretary and may not be called by any other person. A special meeting of stockholders shall be called by our Secretary at the written request of holders of record of at least 15% of the voting power of our outstanding capital stock entitled to vote on the matters to be brought before the proposed special meeting.

Delaware Takeover Statute.   We are subject to Section 203 of the DGCL, which regulates corporate acquisitions. DGCL Section 203 restricts the ability of certain Delaware corporations, including those whose securities are listed on the Nasdaq Global Select Market, from engaging under certain circumstances in a business combination with any interested stockholder for three years following the date that such stockholder became an interested stockholder. For purposes of DGCL Section 203, a business combination includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of 10% or more of our assets. In general, DGCL Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may opt out of DGCL Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation’s outstanding voting shares. We have not opted out of the provisions of DGCL Section 203 in our certificate of incorporation or bylaws.
Forum Selection
Our bylaws include a forum selection provision providing that, unless the Company consents in writing, a state court located in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for any stockholder to bring any derivative action, any action asserting a claim of breach of fiduciary duties, any action asserting a claim arising from a provision of the Delaware General Corporation Law or the certificate of incorporation or our bylaws or any action asserting a claim governed by the internal affairs doctrine.
Transfer Agent and Registrar
The transfer agent and registrar for the shares of our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES
Debt Securities of Equinix, Inc.
Any debt securities Equinix, Inc. may issue will constitute either senior or subordinated debt of Equinix, Inc. Any debt securities that are sold may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. Any debt securities offered by Equinix, Inc. will be issued under an indenture between Equinix, Inc. and U.S. Bank Trust Company, National Association, as trustee, or one or more separate indentures between Equinix, Inc. and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities, will be set forth in the applicable prospectus supplement.
Debt Securities of Equinix Europe 2 Financing Corporation LLC
Any debt securities Equinix Europe 2 Finco may issue will constitute either senior or subordinated debt of Equinix Europe 2 Finco. Any debt securities of Equinix Europe 2 Finco that may be offered hereunder will be fully and unconditionally guaranteed by Equinix, Inc. Any debt securities offered by Equinix Europe 2 Finco will be issued under an indenture among Equinix Europe 2 Finco, as issuer, Equinix, Inc., as guarantor, and U.S. Bank Trust Company, National Association, as trustee, or one or more separate indentures between Equinix Europe 2 Finco, Equinix, Inc. and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the full and unconditional guarantee by Equinix, Inc. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities, will be set forth in the applicable prospectus supplement.
Debt Securities of Equinix Canada Financing Ltd.
Any debt securities Equinix Canada Finco may issue will constitute either senior or subordinated debt of Equinix Canada Finco. Any debt securities of Equinix Canada Finco that may be offered hereunder will be fully and unconditionally guaranteed by Equinix, Inc. Any debt securities offered by Equinix Canada Finco will be issued under an indenture among Equinix Canada Finco, as issuer, Equinix, Inc., as guarantor, and U.S. Bank Trust Company, National Association, as trustee, or one or more separate indentures between Equinix Canada Finco, Equinix, Inc. and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the full and unconditional guarantee by Equinix, Inc. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities, will be set forth in the applicable prospectus supplement.
Debt Securities of Equinix Asia Financing Corporation Pte. Ltd.
Any debt securities Equinix Singapore Finco may issue will constitute either senior or subordinated debt of Equinix Singapore Finco. Any debt securities of Equinix Singapore Finco that may be offered hereunder will be fully and unconditionally guaranteed by Equinix, Inc. Any debt securities offered by Equinix Singapore Finco will be issued under an indenture among Equinix Singapore Finco, as issuer, Equinix, Inc., as guarantor, and U.S. Bank Trust Company, National Association, as trustee, or one or more separate indentures between Equinix Singapore Finco, Equinix, Inc. and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the full and unconditional guarantee by Equinix, Inc. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities, will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES
Equinix, Inc. may offer depositary shares representing fractional interests in shares or multiple shares of Equinix, Inc.’s preferred stock. The depositary shares may be issued under one or more preferred stock depositary agreements between Equinix, Inc. and a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.
The description in an accompanying prospectus supplement of any depositary shares Equinix, Inc. offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if Equinix, Inc. offers depositary shares. For more information on how you can obtain copies of any depositary agreement if Equinix, Inc. offers depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS
Equinix, Inc. may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Equinix, Inc. and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
Equinix, Inc. may issue purchase contracts for the purchase or sale of:
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debt or equity securities issued by Equinix, Inc. or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

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currencies; or

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commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate Equinix, Inc. to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Equinix, Inc. may, however, satisfy its obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
Any purchase contracts Equinix, Inc. may issue may require Equinix, Inc. to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Equinix, Inc.’s obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, Equinix, Inc. may issue units consisting of one or more purchase contracts, warrants, depositary shares representing preferred stock, debt securities, guarantees of debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

PLAN OF DISTRIBUTION
Equinix, Inc., Equinix Fincos and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:
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to or through underwriters or dealers;

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in short or long transactions;

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directly to a limited number of purchasers or to a single purchaser;

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through agents; or

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through a combination of any of these methods of sale.

The prospectus supplement will state the terms of the offering of the securities, including:
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the name or names of any underwriters, dealers or agents;

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the purchase price of such securities and the proceeds to be received by Equinix, Inc. and/or Equinix Fincos, if any;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If Equinix, Inc., Equinix Fincos and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
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negotiated transactions;

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at a fixed public offering price or prices, which may be changed;

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“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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at prices related to prevailing market prices; or

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at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
Equinix, Inc., Equinix Fincos and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.
Equinix, Inc., Equinix Fincos and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Equinix, Inc., Equinix Fincos and/or the selling securityholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with Equinix, Inc., Equinix Fincos and/or the selling securityholders, if applicable, to indemnification by Equinix, Inc., Equinix Fincos and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for Equinix and its affiliates in the ordinary course of business.
Each series of securities other than the common stock, which is listed on The Nasdaq Global Select Market, and any series of debt securities outstanding on the date hereof, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the legality of any securities offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, Redwood City, California, and for any underwriters or agents, by counsel named in the applicable prospectus supplement. Certain tax matters will be passed upon for us by Sullivan & Worcester LLP, Boston, Massachusetts.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.